UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SNOWFLAKE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear fellow Stockholders,
Snowflake’s fiscal year ended January 31, 2024 marked another strong period for Snowflake. Our advancements as the preeminent AI Data Cloud continued to enable our customers around the world to transform their businesses and serve their customers better than ever before. This led to Snowflake delivering $2.8 billion of revenue, representing 36% growth year-over-year.
In February of this year, I became the new CEO of Snowflake. I am honored to take over the reins from our Chairman Frank Slootman who oversaw five years of exceptional growth. Frank leaves Snowflake in my hands with a strong foundation, setting the stage for what promises to be a new era of growth driven by data and AI.
A NEW ERA FOR ENTERPRISE AI
For the last 50 years, everyone has lived by the rigid, frustrating rules that computers and programmers set for us. Generative AI is changing that – it has never been easier to understand, easier to build, and easier to reinvent – and we’re just getting started.
Snowflake’s mission is to eliminate complexity for our customers so they can focus on the future of their business and stay ahead. Our AI Data Cloud platform and world-leading products have positioned us as a leader in our industry for many years, helping customers steadily eliminate limits to data, users, workloads, applications, and new forms of intelligence. Our commitment to maintaining our leadership position has never been stronger.
What made us so successful now enables enterprises and businesses of all sizes to leverage AI in an easy, efficient and trusted way. Snowflake is the platform on which enterprise AI is being built.
Many of our thousands of customers – some of the largest companies in the world – are already counting on Snowflake as the data foundation of their AI strategies. Companies like Capital One, Comcast, FOX, Goldman Sachs, Petco, and State Street and many-many more are leveraging Snowflake’s platform to drive their business.
With recent milestone launches like Snowflake Arctic, a state-of-the-art open source, enterprise-grade large language model (LLM), Snowflake Cortex LLM Functions, Snowflake Copilot and snowflake-arctic-embed, our innovation pipeline is in overdrive.
Our strategic investments through M&A like Neeva and Applica, and investments via Snowflake Ventures such as Mistral AI, Reka, and Landing AI, are accelerating our AI vision, product roadmap and ecosystem.
Our partnership with NVIDIA will allow us to bring the power of AI computing to the large scale of data we support so customers will have a full-stack AI platform to transform their industries.
Snowflake is demonstrating that it has both the commitment as well as the capability to be at the leading edge of data and AI. We have a unique opportunity ahead of us to deliver a profound long-term impact, not just on our customers’ businesses but on their entire industries. We are dedicated to delivering on this promise in the months and years to come.
Sridhar Ramaswamy
CEO, Snowflake

NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS
To Be Held on July 2, 2024
Dear Stockholder:
We are pleased to invite you to virtually attend the 2024 Annual Meeting of Stockholders (Annual Meeting) of Snowflake Inc., a Delaware corporation (Snowflake). The Annual Meeting will be held virtually, via live audio webcast at www.virtualshareholdermeeting.com/SNOW2024 on Tuesday, July 2, 2024 at 10:00 a.m., Mountain Time. The virtual format of the Annual Meeting allows us to preserve stockholder access while saving time and money for both us and our stockholders. You will be able to vote and submit questions during the Annual Meeting, and we encourage you to attend online and participate.
The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:

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To elect the three nominees for Class I directors named in the accompanying proxy statement (Proxy Statement), each to hold office until our Annual Meeting of Stockholders in 2027 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal;

2	To approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement (commonly referred to as “say-on-pay”);
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025;
4	To consider and vote on, if properly presented at the Annual Meeting, a non-binding stockholder proposal requesting the declassification of our board of directors; and
5	To conduct any other business properly brought before the Annual Meeting or any adjournment, continuation, or postponement thereof.
We have elected to provide internet access to our proxy materials for our Annual Meeting, which include the Proxy Statement, in lieu of mailing printed copies. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access our Annual Meeting materials.
On or about May 22, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 (2024 Annual Report). The Notice provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail and vote by completing and mailing a proxy card or by telephone. The Proxy Statement and our 2024 Annual Report can be accessed directly at the internet address www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.
Our board of directors has fixed the close of business on May 7, 2024 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to receive notice of and virtually attend and vote at (or appoint their proxy holders to attend and vote at) the Annual Meeting or any adjournment, continuation, or postponement thereof. Such stockholders and their proxy holders may attend the Annual Meeting by going to www.virtualshareholdermeeting.com/SNOW2024 and logging on using the 16-digit control number located on the Notice, proxy card, or in the instructions accompanying the proxy materials.
By Order of the Board of Directors
Sridhar Ramaswamy
Chief Executive Officer

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or voting instruction form, or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting.

OUR ADDRESS Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715
VIRTUAL MEETING
If you held shares of our common stock at the close of business on May 7, 2024, you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/SNOW2024 and vote on the proposals described in the accompanying Proxy Statement.

TABLE OF

PROXY
STATEMENT
For the 2024 Annual Meeting of Stockholders
GENERAL INFORMATION
Our board of directors is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders of Snowflake Inc. (Annual Meeting) for the purposes set forth in this proxy statement for our Annual Meeting (Proxy Statement). The Annual Meeting will be held virtually via live audio webcast on the internet on July 2, 2024 at 10:00 a.m., Mountain Time, or at any other time following the adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 (2024 Annual Report) is first being mailed on or about May 22, 2024 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on May 7, 2024, you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/SNOW2024 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, we refer to Snowflake Inc. as “Snowflake,” “we,” “us,” or, “our” and the board of directors of Snowflake as “our board of directors.” The 2024 Annual Report is being made available to our stockholders along with this Proxy Statement. You also may obtain a paper copy of the 2024 Annual Report without charge by following the instructions in the Notice.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.

DATE & TIME July 2, 2024 10:00 a.m. Mountain Time
VIRTUAL MEETING
If you held shares of our common stock at the close of business on May 7, 2024, you are invited to virtually attend the Meeting at www.virtualshareholdermeeting.com/SNOW2024 and vote on the proposals described in this Proxy Statement.

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QUESTIONS AND ANSWERS
WHAT AM I VOTING ON?

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE

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Election of Benoit Dageville, Mark S. Garrett, and Jayshree V. Ullal as Class I directors, each to hold office until our annual meeting of stockholders in 2027 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.
		“FOR” the election of each of the Class I director nominees.	Page 29

2	Approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement (commonly referred to as “say-on-pay”).	“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.	Page 30

3	Ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending January 31, 2025.	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2025.	Page 31

4	If properly presented at the Annual Meeting, a non-binding stockholder proposal requesting the declassification of our board of directors (Board Declassification Proposal).	“AGAINST” the Board Declassification Proposal.	Page 34

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS ON THE INTERNET?
Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about May 22, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

WILL I RECEIVE ANY OTHER PROXY MATERIALS BY MAIL?
We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.

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WHO CAN VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on May 7, 2024 (Record Date) and their proxy holders will be entitled to vote at the Annual Meeting or any adjournment, continuation, or postponement thereof. On the Record Date, there were 335,041,774 shares of our Class A common stock outstanding and entitled to vote. On March 1, 2021, all shares of our then-outstanding Class B common stock were automatically converted into the same number of shares of Class A common stock, pursuant to the terms of our amended and restated certificate of incorporation. No additional shares of Class B common stock will be issued following such conversion. Unless otherwise noted, all references to our “common stock” in this Proxy Statement refer to our Class A common stock.
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If, at the close of business on the Record Date, your shares were held not in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee how to vote the shares in your account. Please refer to the voting instructions provided by your broker, bank, or other nominee. Many brokers, banks, or other nominees enable beneficial owners to give voting instructions by telephone or over the internet as well as in writing. You are also welcome to attend the Annual Meeting and vote online during the meeting. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. Follow the instructions from your brokerage firm, bank, or other nominee included with your proxy materials, or contact your brokerage firm, bank, or other nominee to request a voting instruction form. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/SNOW2024.

WILL A LIST OF RECORD STOCKHOLDERS AS OF THE RECORD DATE BE AVAILABLE?
For the ten days ending the day prior to the Annual Meeting, a list of stockholders of record as of the Record Date will be available upon request via IR@snowflake.com for examination by any stockholder for any purpose relating to the Annual Meeting.

HOW DO I ATTEND AND ASK QUESTIONS DURING THE ANNUAL MEETING?
We will be hosting the Annual Meeting via live webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SNOW2024 by logging in with your control number. The meeting will start at 10:00 a.m., Mountain Time, on Tuesday, July 2, 2024. We recommend that you log in a few minutes before 10:00 a.m., Mountain Time, to ensure you are present when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

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In order to attend the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction form and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/SNOW2024.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/SNOW2024 using your control number, type your question into the “Ask a Question” field, and click “Submit.” When you log into the Annual Meeting, please review our rules of conduct, which have been prepared to ensure a productive and efficient meeting that is fair to all stockholders in attendance. We will answer as many questions as possible in the time allotted for the Annual Meeting. We will only answer questions that are submitted in accordance with the rules of conduct and are relevant to an agenda item to be voted on by stockholders at the Annual Meeting. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

HOW DO I VOTE?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”
•To vote in advance of the Annual Meeting (i) through the internet, go to www.proxyvote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card, or instructions that accompanied your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m., Eastern Time on July 1, 2024 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us by 11:59 p.m., Eastern Time on July 1, 2024, we will vote your shares as you direct.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/SNOW2024, starting at 10:00 a.m., Mountain Time, on Tuesday, July 2, 2024. You will need to enter the 16-digit control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice and voting instructions from that nominee rather than from us. To vote online during the Annual Meeting or direct such nominee how to vote your shares in advance of the Annual Meeting, you must follow the instructions from such nominee.

WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE ANNUAL MEETING?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/SNOW2024.

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HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, each holder of shares of our common stock will have one vote per share held as of the close of business on the Record Date.

WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING?
Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, request paper copies of the proxy materials, and vote in advance by telephone or by using a printed proxy card, or attend and vote online at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER SUBMITTING A PROXY?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•Submit another properly completed proxy card with a later date;
•Grant a subsequent proxy by telephone or through the internet;
•Send a timely written notice that you are revoking your proxy to our Secretary via email at generalcounsel@snowflake.com; or
•Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee to change your vote. Your most current vote is the one that will be counted.

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IF I AM A STOCKHOLDER OF RECORD AND I DO NOT VOTE, OR IF I RETURN A PROXY CARD OR OTHERWISE VOTE WITHOUT GIVING SPECIFIC VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a stockholder of record and do not vote through the internet, by telephone, by returning a signed and dated proxy card, or online during the Annual Meeting, your shares will not be voted and will not be counted towards the quorum requirement.
If you return a signed and dated proxy card without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors:
•“FOR” the election of Benoit Dageville, Mark S. Garrett, and Jayshree V. Ullal as Class I directors;
•“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers;
•“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2025; and
•“AGAINST” the Board Declassification Proposal.
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

IF I AM A BENEFICIAL OWNER OF SHARES HELD IN “STREET NAME” AND I DO NOT PROVIDE MY BROKERAGE FIRM, BANK, OR OTHER NOMINEE WITH VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a beneficial owner of shares held in “street name” and you do not instruct your brokerage firm, bank, or other nominee how to vote your shares, your shares will be considered “uninstructed” and the question of whether your nominee will be able to vote your shares depends on whether, pursuant to the rules and interpretations of the New York Stock Exchange (NYSE), the proposal is deemed to be a “routine” matter or a “non-routine” matter. Brokerage firms, banks, and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are characterized by the NYSE as “routine,” but not with respect to matters characterized as “non-routine.” Under the NYSE rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation, and certain corporate governance proposals, even if such proposals are management-supported.
Proposals One, Two, and Four are considered to be “non-routine,” meaning that your brokerage firm, bank, or other nominee may not vote your shares on those proposals in the absence of your voting instructions, which would result in a “broker non-vote,” and your shares would not be counted as having been voted. Proposal Three is considered to be “routine,” meaning that if you do not return voting instructions to your brokerage firm, bank, or other nominee by its deadline, your shares may be voted on Proposal Three by your brokerage firm, bank, or nominee in its discretion. Please instruct your brokerage firm, bank, or other nominee to ensure that your vote will be counted.

If you are a beneficial owner of shares held in street name and do not plan to attend the Annual Meeting, you must provide voting instructions to your brokerage firm, bank, or other nominee by the deadline provided in the materials you receive from your nominee to ensure your shares are voted in the way you prefer.

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WHAT ARE “BROKER NON-VOTES”?
As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to the brokerage firm, bank, or other nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the brokerage firm, bank, or other nominee cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other nominee votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposals One, Two, and Four are “non-routine” and, therefore, broker non-votes may occur in connection with these proposals. Even with respect to routine matters, some brokers choose not to exercise discretionary voting authority.

HOW ARE VOTES COUNTED?
The inspector of election for the Annual Meeting will separately count:
•For the proposal to elect three Class I directors, votes “FOR,” votes to “WITHHOLD,” and broker non-votes;
•For the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers, votes “FOR,” votes “AGAINST,” abstentions, and broker non-votes;
•For the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2025, votes “FOR,” votes “AGAINST,” abstentions, and broker non-votes; and
•For the Board Declassification Proposal, votes “FOR,” votes “AGAINST,” abstentions, and broker non-votes.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
Proposal One
Directors are elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. “Plurality” means that the three nominees for Class I directors who receive the largest number of votes cast “FOR” their election will be elected as directors. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote, will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” your vote on any of the nominees for election as a director.
Proposal Two
The approval of the compensation of our named executive officers on a non-binding, advisory basis requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions are considered shares present and entitled to vote on this proposal and will therefore have the same effect as a vote “AGAINST” this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee, however, will consider the outcome of the vote when determining the future compensation of our named executive officers.
Proposal Three
The ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2025 requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions are considered shares present and entitled to vote on this proposal and will therefore have the same effect as a vote “AGAINST” this proposal. Since this proposal is considered to be a “routine” matter, your brokerage firm, bank or other nominee will have discretionary authority to vote on this proposal.

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Proposal Four
The approval of the Board Declassification Proposal on a non-binding, advisory basis requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions are considered shares present and entitled to vote on this proposal and will therefore have the same effect as a vote “AGAINST” this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to transact business at the Annual Meeting. The presence by remote communication or by proxy of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting shall constitute a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Annual Meeting may be adjourned by the chairperson of the Annual Meeting or the vote of the holders of a majority of the voting power of the shares represented at the Annual Meeting and entitled to vote thereon.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?
Requirements for stockholder proposals to be considered for inclusion in our proxy statement
To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), must be submitted in writing to our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715, Attention: Secretary. Such proposals must be received by us by the close of business (5:00 p.m., Mountain Time) on January 22, 2025 and must comply with the requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
Requirements for stockholder proposals to be brought before the annual meeting
Our amended and restated bylaws provide that, for stockholder proposals that are not to be included in next year’s proxy statement pursuant to Rule 14a-8 to be considered at an annual meeting, stockholders must give timely advance written notice thereof to our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715, Attention: Secretary. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2025 annual meeting of stockholders (other than a stockholder proposal pursuant to Rule 14a-8) must be received by our Secretary in writing not later than the close of business on April 3, 2025 nor earlier than the close of business on March 4, 2025. However, if our 2025 annual meeting of stockholders is not held between June 2, 2025 and August 1, 2025, the notice must be received (A) not earlier than the close of business on the 120th day prior to the 2025 annual meeting of stockholders, and (B) not later than the close of business on the later of the 90th day prior to the 2025 annual meeting of stockholders or, if later than the 90th day prior to the 2025 annual meeting of stockholders, the 10th day following the day on which public announcement of the date of the 2025 annual meeting is first made. Any such notice to the Secretary must

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include the information required by our amended and restated bylaws (including, with respect to director nominations, information required by Rule 14a-19 under the Exchange Act). If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

WHO IS PAYING FOR THIS PROXY SOLICITATION?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

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THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
The following table presents, for the Class I nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their independence, position or office held with us, and committee memberships, as well as their age as of the date of this Proxy Statement:

			Committee Memberships
Name and Occupation	Age	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee	Cybersecurity Committee(1)

Class I director nominees(2)(3)

Benoit Dageville Co-Founder & President of Products	57

Mark S. Garrett Former EVP and Chief Financial Officer of Adobe	66		Chair		Member	Member

Jayshree V. Ullal Chairperson, President and Chief Executive Officer of Arista Networks	63			Chair

Class II directors(2)

Kelly A. Kramer Former EVP and Chief Financial Officer of Cisco	56		Member		Member

Frank Slootman Chairman of the Board and former Chief Executive Officer of Snowflake	65

Michael L. Speiser* Managing Director of Sutter Hill Ventures	53			Member	Chair

Class III directors(2)

Teresa Briggs Former Vice Chair & West Region and San Francisco Managing Partner of Deloitte	63		Member

Jeremy Burton Chief Executive Officer of Observe	56					Member

Mark D. McLaughlin Former Chairman and Chief Executive Officer of Palo Alto Networks	58			Member		Chair

Sridhar Ramaswamy(4) Chief Executive Officer	57

* Lead independent director.
(1)The cybersecurity committee was formed in November 2023.
(2)Class I director nominees are up for election at the Annual Meeting and will continue in office until the 2027 annual meeting of stockholders if elected. Class II directors will continue in office until the 2025 annual meeting of stockholders. Class III directors will continue in office until the 2026 annual meeting of stockholders.

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(3)Stephen B. Burke, currently a Class I director, is not standing for re-election at the Annual Meeting and will therefore step down as a member of our board of directors, the compensation committee, and the nominating and governance committee upon the expiration of his term at the conclusion of the Annual Meeting.
(4)On February 27, 2024, our board of directors appointed Sridhar Ramaswamy as Chief Executive Officer and a member of our board of directors.
Set forth below is biographical information for each of the Class I director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service.
NOMINEES FOR ELECTION AT THE ANNUAL MEETING

BENOIT DAGEVILLE

Benoit Dageville is one of our co-founders and has served as a member of our board of directors since August 2012. Dr. Dageville currently serves as our President of Products, and previously served as our Chief Technology Officer from August 2012 to May 2019. Before our founding, Dr. Dageville served in various engineering roles at Oracle Corporation, a software and technology company, including as Architect in the Manageability Group from January 2002 to July 2012. Dr. Dageville holds B.S., M.S., and Ph.D. degrees in Computer Science from Jussieu University. We believe Dr. Dageville is qualified to serve on our board of directors because of his experience and perspective as one of our co-founders as well as his extensive experience driving product innovation.

MARK S. GARRETT

Mark S. Garrett has served as a member of our board of directors since April 2018. Mr. Garrett served as Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated, a global software company, from February 2007 to April 2018. From June 2004 to February 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation, a computer data storage company, acquired by Dell Technologies Inc. Mr. Garrett currently serves on the board of directors of GoDaddy Inc. and Cisco Systems, Inc. He previously served on the board of directors of Informatica Corporation, from October 2008 to August 2015, Model N, Inc., from January 2008 to May 2016, Pure Storage, Inc., from July 2015 to December 2021, and NightDragon Acquisition Corp., from February 2021 to December 2022. Mr. Garrett holds a B.S. degree in Accounting and Marketing from Boston University and an M.B.A. degree from Marist College. We believe Mr. Garrett is qualified to serve on our board of directors because of his financial expertise and management experience.

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JAYSHREE V. ULLAL

Jayshree V. Ullal has served as a member of our board of directors since June 2020. Since October 2008, Ms. Ullal has served as Chairperson, President, Chief Executive Officer, and director of Arista Networks, Inc., a cloud networking company. From September 1993 to May 2008, Ms. Ullal served in various positions at Cisco Systems, Inc., a worldwide technology company, with her last position as senior vice president of the data center, switching and services group. Ms. Ullal holds a B.S. degree in Engineering (Electrical) from San Francisco State University and an M.S. degree in Engineering Management from Santa Clara University. She is a 2013 recipient of the Santa Clara University School of Engineering Distinguished Engineering Alumni Award. We believe Ms. Ullal is qualified to serve on our board of directors because of her extensive experience as a senior executive and chief executive officer in the cloud computing industry.

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DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS

KELLY A. KRAMER

Kelly A. Kramer has served as a member of our board of directors since January 2020. From January 2015 to December 2020, Ms. Kramer served as Executive Vice President and Chief Financial Officer of Cisco Systems, Inc., a worldwide technology company. From January 2012 to January 2015, Ms. Kramer served in various finance roles at Cisco, including Senior Vice President, Corporate Finance and Senior Vice President, Business Technology and Operations Finance. Prior to Cisco, she served in various finance roles at GE Healthcare Systems, GE Healthcare Diagnostic Imaging, and GE Healthcare Biosciences. Ms. Kramer currently serves on the board of directors of Gilead Sciences, Inc. and Coinbase Global, Inc. Ms. Kramer holds a B.S. degree in Mathematics from Purdue University. We believe Ms. Kramer is qualified to serve on our board of directors because of her financial expertise and management experience.

FRANK SLOOTMAN

Frank Slootman has served as a member of our board of directors since April 2019 and as Chairman of our board of directors since December 2019. Mr. Slootman also served as our Chief Executive Officer from April 2019 to February 2024. Before joining us, Mr. Slootman served as Chairman of the board of directors of ServiceNow, Inc., an enterprise IT cloud company, from October 2016 to June 2018. From May 2011 to April 2017, Mr. Slootman served as President and Chief Executive Officer and as a member of the board of directors of ServiceNow, Inc. From January 2011 to April 2011, Mr. Slootman served as a Partner of Greylock Partners, a venture capital firm. From July 2009 to January 2011, Mr. Slootman served as President of the Backup Recovery Systems Division at EMC Corporation, a computer data storage company, acquired by Dell Technologies Inc., and as an advisor from January 2011 to February 2012. From July 2003 until its acquisition by EMC in July 2009, Mr. Slootman served as President and Chief Executive Officer of Data Domain Corporation, an electronic storage solution company. Mr. Slootman previously served as a member of the board of directors of Pure Storage, Inc. from May 2014 to February 2020, and Imperva, Inc., from August 2011 to March 2016. Mr. Slootman holds undergraduate and graduate degrees in Economics from the Netherlands School of Economics, Erasmus University Rotterdam. We believe Mr. Slootman is qualified to serve on our board of directors because of his management experience and business expertise, including his prior executive-level leadership and experience scaling companies, as well as his past board service at a number of other publicly traded companies.

MICHAEL L. SPEISER

Michael L. Speiser has served as a member of our board of directors since our inception in July 2012, and as our lead independent director since December 2019. Mr. Speiser also served as our part-time Chief Executive Officer and Chief Financial Officer from August 2012 to June 2014. Since 2008, Mr. Speiser has served as a Managing Director at Sutter Hill Ventures, a venture capital firm. Mr. Speiser previously served on the board of directors of Pure Storage, Inc., until 2019, and currently serves on the board of several private companies. Mr. Speiser holds a B.A. degree in Political Science from the University of Arizona and an M.B.A. from Harvard Business School. We believe Mr. Speiser is qualified to serve on our board of directors because of his leadership and operational experience in the technology industry and knowledge of high-growth companies.

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DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TERESA BRIGGS

Teresa Briggs has served as a member of our board of directors since December 2019. Ms. Briggs served as Vice Chair & West Region and San Francisco Managing Partner of Deloitte LLP, a global professional services firm, from June 2011 to April 2019, and as Managing Partner, Silicon Valley from June 2006 to June 2011. Ms. Briggs also served on the board of directors of Deloitte USA LLP from January 2016 to March 2019. Ms. Briggs currently serves on the board of directors and the audit committees of ServiceNow, Inc., DocuSign, Inc., and Warby Parker. Ms. Briggs previously served on the board of directors of VG Acquisition Corp. Ms. Briggs also served as an adjunct member of Deloitte’s Center for Board Effectiveness. In 2019, she was a Distinguished Careers Fellow at Stanford University. Ms. Briggs holds a B.S. degree in Accounting from the University of Arizona, Eller College of Management. We believe Ms. Briggs is qualified to serve on our board of directors because of her financial expertise and management experience.

JEREMY BURTON

Jeremy Burton has served as a member of our board of directors since March 2016. Since November 2018, Mr. Burton has served as the Chief Executive Officer of Observe, Inc., an information technology and services company. Prior to Observe, Mr. Burton served as Executive Vice President, Marketing & Corporate Development of Dell Technologies, a worldwide technology company, from September 2016 to April 2018, and in various roles at EMC Corporation, acquired by Dell Technologies Inc., including as President of Products from April 2014 to September 2016 and Executive Vice President and Chief Marketing Officer from March 2010 to March 2014. Mr. Burton holds a B.Eng. (Hons) degree in Information Systems Engineering from the University of Surrey. We believe Mr. Burton is qualified to serve on our board of directors because of his operational and marketing expertise.

MARK D. MCLAUGHLIN

Mark D. McLaughlin has served as a member of our board of directors since April 2023. From 2011 until 2018, Mr. McLaughlin served as Chief Executive Officer and Chairman of the Board of Palo Alto Networks, Inc., a global cybersecurity company, and as Vice Chairman of the Board until December 2022. From 2009 through 2011, Mr. McLaughlin served as President and Chief Executive Officer of VeriSign, Inc., a provider of internet infrastructure services. Prior to that, Mr. McLaughlin served in several roles at VeriSign, including as Executive Vice President, Products and Marketing. President Barack Obama appointed Mr. McLaughlin to serve on the President’s National Security Telecommunications Advisory Committee in January 2011, and he served on this Committee until April 2023. Mr. McLaughlin currently serves as Chairman of the board of directors of Qualcomm, Incorporated and as a director of Rubrik, Inc. Mr. McLaughlin holds a B.S. degree from the U.S. Military Academy at West Point and a J.D. degree from Seattle University School of Law. We believe Mr. McLaughlin is qualified to serve on our board of directors because of his leadership experience and knowledge of the technology and cybersecurity industry.

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SRIDHAR RAMASWAMY

Sridhar Ramaswamy has served as our Chief Executive Officer and as a member of our board of directors since February 2024 and previously served in various roles at Snowflake, including as our Senior Vice President, Artificial Intelligence, from June 2023 to February 2024. From October 2018 to February 2024, Mr. Ramaswamy served as a Venture Partner at Greylock Partners, a venture capital firm. From January 2019 to May 2023, Mr. Ramaswamy served as Chief Executive Officer of Neeva Inc., a private technology company, which we acquired in 2023. From August 2017 to December 2019, Mr. Ramaswamy served as a member of the board of directors of Palo Alto Networks, Inc., a global cybersecurity company. From March 2013 to October 2018, Mr. Ramaswamy served as Senior Vice President, Ads & Commerce at Google LLC, a multinational technology company. From April 2003 to March 2013, Mr. Ramaswamy served in various roles in Google’s engineering group, including as Senior Vice President Engineering. Mr. Ramaswamy holds a B.S. degree in Computer Science from the Indian Institute of Technology Madras and M.S. and Ph.D. degrees in Computer Science from Brown University. We believe Mr. Ramaswamy is qualified to serve on our board of directors because of his management experience, prior board experience, and knowledge of artificial intelligence.

INDEPENDENCE OF OUR BOARD OF DIRECTORS
Our common stock is listed on the NYSE. Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees must be independent. A director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that the director does not have a material relationship with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company) that, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has affirmatively determined that each of our directors, other than Mr. Burton, Dr. Dageville, Mr. Ramaswamy, and Mr. Slootman is “independent” as that term is defined under the listing standards of the NYSE and the applicable rules and regulations of the SEC. Carl M. Eschenbach and John D. McMahon, our former directors, were also determined to be independent during the period they served on our board of directors.
In making these affirmative determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company, and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Transactions with Related Persons.” In cases where we have business transactions with an entity and a director determined to be independent serves on the board of directors of that entity and/or holds equity interests in such entity, our board of directors has assessed such transactions and determined that they do not impact the independence of such director because the director does not have a material interest in those transactions and they were conducted at arm’s length. In addition, with respect to Mr. Speiser’s independence, our board of directors also considered his previous relationship with Snowflake from August 2012 to June 2014. During this period, Mr. Speiser served as our part-time Chief Executive Officer and Chief Financial Officer, while our founders focused on developing our original technology. Our board of directors has determined that such service does not impact Mr. Speiser’s independence because (i) Mr. Speiser has not served in these capacities for over 10 years, (ii) during this time, Mr. Speiser continued to be employed by Sutter Hill Ventures and his part-time role as an officer was in furtherance of Sutter Hill Ventures’ investment, (iii) it was an interim position until Snowflake hired a full-time, non-founder chief executive officer, and (iv) our

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board of directors does not believe that Mr. Speiser has any relationship with Snowflake, whether due to his prior service as an officer or otherwise, that interferes with his exercise of independent judgment.
BOARD LEADERSHIP
Our nominating and governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors as our nominating and governance committee deems appropriate. Our corporate governance guidelines also provide that, in the event that the chairperson of the board of directors is not independent, the independent members of our board of directors will designate a “lead independent director.”
Currently, our board of directors believes that it is in the best interests of our company and our stockholders for our former Chief Executive Officer, Mr. Slootman, to serve as Chairman given his knowledge of our company and industry and his strategic vision. Because Mr. Slootman previously served as both our Chief Executive Officer and Chairman, and in accordance with our corporate governance guidelines, the independent members of our board of directors believe it is desirable for Michael L. Speiser to continue to serve as lead independent director. As lead independent director, Mr. Speiser provides leadership to our board of directors if circumstances arise in which the role of Chairman of our board of directors may be, or may be perceived to be, in conflict, and performs such additional duties as our board of directors may otherwise determine and delegate, including, among other things, (i) presiding at meetings of our board of directors at which the Chairman is not present, (ii) convening meetings of the independent members of our board of directors, and (iii) acting as principal liaison between the independent members of our board of directors and our Chief Executive Officer. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors, and sound corporate governance policies and practices. Our board of directors believes that its program for overseeing risks, as described below, would be effective under a variety of leadership frameworks.
ROLE OF THE BOARD IN RISK OVERSIGHT
Our board of directors oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for our company. Our board of directors plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.
While our full board of directors has overall responsibility for evaluating key business risks, its committees monitor and report to our board of directors on certain risks. Our audit committee monitors our major financial and reporting risks, and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, and directly supervises our internal audit function. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our nominating and governance committee oversees risks associated with director independence and the composition and organization of our board of directors, monitors the effectiveness of our corporate governance guidelines, plans for leadership succession, and provides general oversight of our other corporate governance policies and practices.
In November 2023, in connection with its oversight responsibility with respect to the management of cybersecurity risks related to our products and services as well as our information technology and network systems, our board of directors formed a standing cybersecurity committee of the board of directors. Our cybersecurity committee is involved in monitoring our cybersecurity risks and understanding the effectiveness of our cybersecurity program, and also oversees, in coordination with our audit committee, a process for our public filings related to cybersecurity.
In connection with its reviews of the operations of our business, our full board of directors addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees. Our board of directors appreciates the evolving nature of our business and industry and is actively involved in monitoring new threats and risks as they emerge.

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At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, competition risks, cybersecurity and privacy risks, and financial, tax, and audit-related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.
BOARD MEETINGS AND COMMITTEES
Our board of directors is responsible for the oversight of management and our corporate strategy and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring its approval. Our board of directors met five times during our last fiscal year. Our board of directors has established an audit committee, a compensation committee, a nominating and governance committee, and a cybersecurity committee. The audit committee met five times during our last fiscal year. The compensation committee met four times during our last fiscal year. The nominating and governance committee met four times during our last fiscal year. The cybersecurity committee was formed in November 2023 but did not meet during our last fiscal year. We plan to hold quarterly cybersecurity meetings and began that practice in our first quarter of fiscal year 2025. During our last fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. We encourage our directors and nominees for director to attend our Annual Meeting. Seven of our eleven then-current directors attended our 2023 annual meeting of stockholders.
The composition and responsibilities of each of the standing committees of our board of directors are described below. Members serve on these committees until their resignation or removal from such positions or the expiration of their term as a director, or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

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Audit Committee

CURRENT MEMBERS: TERESA BRIGGS, MARK S. GARRETT (CHAIR), AND KELLY A. KRAMER

RESPONSIBILITIES
The principal duties and responsibilities of our audit committee include, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accounting firm, our interim and year-end operating results;
•developing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•helping to oversee legal and regulatory compliance;
•reviewing our policies on risk assessment and risk management, including information security policies and practices;
•overseeing the organization and performance of our internal audit function;
•establishing our investment policy to govern our cash investment program;
•reviewing and approving related party transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

QUALIFICATIONS
Our board of directors has determined that each of our audit committee members satisfies the additional independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements, and our board of directors has determined that each of Ms. Briggs, Mr. Garrett, and Ms. Kramer is an “audit committee financial expert” within the meaning of SEC regulations.

Our board of directors has determined that the simultaneous service by Ms. Briggs on the audit committee of more than three public companies does not impair her ability to effectively serve on our audit committee. In arriving at this determination, our board of directors examined Ms. Briggs’ scope of experience, the time commitment associated with service on other audit committees, and other relevant factors. Our audit committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available to stockholders on our website at www.investors.snowflake.com.

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Compensation Committee

CURRENT MEMBERS: STEPHEN B. BURKE, MARK D. MCLAUGHLIN, MICHAEL L. SPEISER, AND JAYSHREE V. ULLAL (CHAIR)

RESPONSIBILITIES
The principal duties and responsibilities of our compensation committee include, among other things:
•approving the retention of compensation consultants and outside service providers and advisors to the compensation committee;
•reviewing and approving, or recommending that our board of directors approve, the compensation, individual and corporate performance goals and objectives and other terms of employment of our executive officers, including evaluating the performance of our Chief Executive Officer and, with his assistance, that of our other executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•administering our equity and non-equity incentive plans;
•reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC;
•reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

QUALIFICATIONS
Our board of directors has determined that each of our compensation committee members satisfies the additional independence requirements under the NYSE listing standards and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. The compensation committee has a compensation subcommittee, consisting of Mr. Burke, Mr. McLaughlin, and Ms. Ullal, to which our board of directors has delegated the responsibility for approving transactions between us and our officers and directors that are within the scope of Rule 16b-3 promulgated under the Exchange Act.

Our compensation committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available to stockholders on our website at www.investors.snowflake.com.

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PROCESSES AND PROCEDURES FOR COMPENSATION DECISIONS
Our compensation committee is primarily responsible for establishing and reviewing our overall compensation strategy. In addition, our compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, and reviews and approves all compensation decisions relating to our executive officers, including our Chief Executive Officer. Our compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers, other than himself.
Our board of directors has adopted an Equity Award Policy, pursuant to which it delegated authority to our Chief Executive Officer, in his capacity as a member of our board of directors, to grant and modify, without any further action required by our board of directors or compensation committee, certain stock options, restricted stock units, and other equity incentive awards to our employees and other service providers who are neither executive officers nor certain other members of management. As part of the board’s oversight function, our compensation committee reviews on a quarterly basis the grants awarded under the Equity Award Policy. The delegation of authority under the Equity Award Policy is not exclusive, and both our board of directors and our compensation committee retain the right to grant and modify equity awards.
Under its charter, our compensation committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. For the fiscal year ended January 31, 2024 and for prior fiscal years, our compensation committee retained Compensia, Inc. (Compensia), a compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our compensation committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us, and maintains a policy that is specifically designed to prevent conflicts of interest.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
For the fiscal year ended January 31, 2024, our compensation committee consisted of Mr. Burke, Mr. McLaughlin, Mr. Speiser, and Ms. Ullal. None of the members of the compensation committee are currently, or have been at any time, one of our officers or employees, except Michael L. Speiser, who served as our part-time Chief Executive Officer and Chief Financial Officer from August 2012 to June 2014. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

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Nominating and Governance Committee

CURRENT MEMBERS: STEPHEN B. BURKE, MARK S. GARRETT, KELLY KRAMER, AND MICHAEL L. SPEISER (CHAIR)

RESPONSIBILITIES
The nominating and governance committee’s responsibilities include, among other things:
•identifying, evaluating, and recommending that our board of directors approve, nominees for election to our board of directors and its committees;
•reviewing and evaluating succession plans for our executive officers and making recommendations to our board of directors with respect to the selection of appropriate individuals to succeed these positions;
•approving the retention of director search firms;
•evaluating the performance of our board of directors, committees of our board of directors, and individual directors;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees; and
•evaluating the adequacy of our corporate governance practices and reporting.

QUALIFICATIONS Our board of directors has determined that each of our nominating and governance committee members is independent under the NYSE listing standards.

Our nominating and governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available to stockholders on our website at www.investors.snowflake.com.
NOMINATION TO THE BOARD OF DIRECTORS
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and governance committee in accordance with the nominating and governance committee’s charter, our policies, our amended and restated certificate of incorporation and amended and restated bylaws, our corporate governance guidelines, and the requirements of applicable law. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and amended and restated bylaws, using the same criteria to evaluate all such candidates.
A stockholder that wishes to recommend a candidate for consideration by our nominating and governance committee may send a letter directed to our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715, which must set forth the candidate’s name, business and residence address, biographical information, and the number of Snowflake shares held of record and beneficially by the candidate. A stockholder that wishes to formally nominate a candidate for election to our board of directors must comply with our bylaw provisions relating to director nominations and any additional requirements under our corporate governance guidelines.
Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. In addition, the nominating and governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

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Cybersecurity Committee

CURRENT MEMBERS: JEREMY BURTON, MARK S. GARRETT, AND MARK D. MCLAUGHLIN (CHAIR)

RESPONSIBILITIES
The principal duties and responsibilities of our cybersecurity committee include, among other things:
•overseeing the quality and effectiveness of Snowflake’s policies, procedures, plans, and execution with respect to the cybersecurity of its information technology, network systems, products, and services;
•overseeing our management of risks from cybersecurity threats;
•in coordination with the audit committee, overseeing our compliance with disclosure obligations in public filings regarding material security incidents and its cybersecurity risk management and governance;
•reviewing periodically with management the cybersecurity risks related to our use of artificial intelligence in connection with its products and services and information technology and network systems, as well as the effectiveness of our policies, procedures, and execution thereof at addressing such risks;
•periodically reviewing our security certification program, including our current and planned certifications, the regulations and market opportunities such certifications are intended to address, our achievement of our plans, and our relative performance compared to our competitors; and
•reviewing our cyber insurance policies to ensure appropriate coverage.

QUALIFICATIONS
Our board of directors has determined that each of our cybersecurity committee members has the expertise to serve on the cybersecurity committee, including, but not limited to, prior work experience, degrees or certifications, or relevant knowledge and skills.

The purpose of the cybersecurity committee is to assist our board o directors in fulfilling its oversight responsibility with respect to the management of cybersecurity risks related to our products and services as well as its information technology and network systems, including overseeing our implementation and maintenance of cybersecurity measures, data governance, and compliance with security laws. Our cybersecurity committee operates under a written charter which is available to stockholders on our website at www.investors.snowflake.com.
DIRECTOR QUALIFICATIONS
In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory and NYSE listing requirements and the provisions of our amended and restated certificate of incorporation, amended and restated bylaws, corporate governance guidelines, and charters of the board committees, our board of directors will consider the following minimum factors in considering each director candidate: (i) relevant expertise to offer advice and guidance to management, (ii) sufficient time to devote to Snowflake’s affairs, (iii) excellence in his or her field, (iv) the ability to exercise sound business judgment, (v) contribution to the board of directors’ diversity of background and experience, and (vi) commitment to rigorously represent the long-term interests of Snowflake’s stockholders.

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The matrix below summarizes what our board of directors believes to be some of the desirable types of experience and skills possessed by our Class I director nominees and each director whose term will continue after the Annual Meeting because of their relevance to our business and strategy. The following matrix does not encompass all types of experience or skills of our board of directors.

	Ramaswamy	Slootman	Dageville	Briggs	Burton	Garrett	Kramer	McLaughlin	Speiser	Ullal
Key Skill or Experience
Executive leadership at a public company
Executive leadership at a $10 billion+ annual revenue company
Operational leadership at a high-growth company
Other public company board
Sales, marketing, or brand management
Cybersecurity
Cloud-based offerings
Financial statements and accounting
Artificial intelligence/ Machine learning
When considering nominees, our board of directors and nominating and governance committee may take into consideration other factors, including, but not limited to, the current composition of our board of directors, our current operating requirements, the candidates’ character, integrity, judgment, independence, areas of expertise, corporate experience, length of service, potential conflicts of interest, the candidates’ other commitments, and the long-term interests of our stockholders. Our board of directors and nominating and governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.

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COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715. In accordance with our corporate governance guidelines, our General Counsel or legal department, in consultation with appropriate directors as deemed necessary by the General Counsel, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate director(s) or, if none is specified, to the chairperson of the board of directors or the lead independent director.
CORPORATE GOVERNANCE GUIDELINES
Our board of directors has adopted corporate governance guidelines to help ensure that our board of directors has the necessary practices in place to review and evaluate our business operations and make decisions that are independent of our management. The corporate governance guidelines set forth the practices our board of directors follows with respect to board composition and selection, board meetings and involvement of senior management, executive officer performance evaluation and succession planning, board compensation, director education, and conflicts of interest. The corporate governance guidelines, as well as the charters for each committee of our board of directors, are posted on our website at www.investors.snowflake.com.
GLOBAL CODE OF CONDUCT AND ETHICS
We have adopted a Global Code of Conduct and Ethics that applies to all our employees, officers, contractors, and directors, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of our Global Code of Conduct and Ethics is posted on our website at www.investors.snowflake.com. We intend to disclose on our website any future amendments of our Global Code of Conduct and Ethics or waivers from provisions in the Global Code of Conduct and Ethics to the extent required by applicable rules.

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DIRECTOR
COMPENSATION
The following table presents information regarding compensation earned by or paid to our non-employee directors for the fiscal year ended January 31, 2024.
The following table does not list (i) Sridhar Ramaswamy, our Chief Executive Officer, who was appointed to our board of directors in February 2024 and will not receive any additional compensation for service as a director, (ii) Frank Slootman, our former Chief Executive Officer and current Chairman, who did not receive any additional compensation for service as a director, and (iii) Benoit Dageville, our President of Products, who is an executive officer, other than a named executive officer, who did not receive any additional compensation for service as a director. The compensation of Mr. Slootman as a named executive officer is set forth below under “Executive Compensation—Summary Compensation Table.”

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)(2)	TOTAL ($)(3)

Teresa Briggs	43,000	292,472	335,472
Stephen B. Burke(4)	3,958	999,988	1,003,946
Jeremy Burton	33,417	292,472	325,889
Mark S. Garrett	62,167	292,472	354,639
Kelly A. Kramer	43,000	292,472	335,472
Mark D. McLaughlin(5)	4,375	999,872	1,004,247
Michael L. Speiser	71,375	292,472	363,847
Jayshree V. Ullal	48,000	292,472	340,472
Carl M. Eschenbach(6)	7,034	78,220(7)	85,254
John D. McMahon(8)	19,317	—	19,317
(1)The amounts reported represent the aggregate grant date fair value of the restricted stock unit awards (RSU awards or RSUs) granted under our 2020 Equity Incentive Plan (2020 Plan) to our non-employee directors in accordance with our non-employee director compensation policy, calculated in accordance with FASB Accounting Standards Codification (ASC) Topic 718 (Topic 718). The grant date fair value of these RSUs, as reported in this column, is determined based on the closing price of our common stock reported by the NYSE on the date of grant. For more information regarding the assumptions used in calculating the grant date fair value of our equity awards, see Note 2 and Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024. Such grant date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.

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(2)The following table presents the aggregate number of shares of our common stock underlying outstanding stock options and unvested RSU awards held by non-employee directors as of January 31, 2024:

NAME	NUMBER OF SHARES UNDERLYING OUTSTANDING STOCK OPTIONS (#)(a)	NUMBER OF SHARES UNDERLYING UNVESTED RSU AWARDS (#)

Teresa Briggs	30,000	1,695
Stephen B. Burke	—	5,709
Jeremy Burton	36,459	1,695
Mark S. Garrett	567,000	1,695
Kelly A. Kramer	50,000	1,695
Mark D. McLaughlin	—	6,826
Michael L. Speiser	—	1,695
Jayshree V. Ullal	50,000	1,695
Carl M. Eschenbach	—	534
John D. McMahon	—	—
(a)The stock options reported in this column were granted prior to our initial public offering (IPO) in September 2020.
(3)Pursuant to the 2020 Plan, the aggregate value of all compensation granted or paid to any non-employee director with respect to the calendar year of such director’s appointment, including equity awards granted and cash fees paid to such director, may not exceed $1,000,000 in total value. The total amounts in this column for Mr. Burke and Mr. McLaughlin, respectively, include cash payments made with respect to January 2024, which does not fall within either director’s calendar year of appointment of 2023, and are thus consistent with the 2020 Plan.
(4)On May 23, 2023, Stephen B. Burke was appointed as a member of our board of directors, as a member of the nominating and governance committee, and as a member of the compensation committee. Mr. Burke is not standing for re-election at the Annual Meeting and will therefore step down from these positions at the conclusion of the Annual Meeting.
(5)On April 5, 2023, Mark D. McLaughlin was appointed as a member of our board of directors and as a member of the compensation committee.
(6)On April 5, 2023, Carl M. Eschenbach resigned as a member of our board of directors and as a member of the compensation committee.
(7)Represents the grant date fair value of the RSU award granted to Mr. Eschenbach pursuant to the advisor agreement we entered into with Mr. Eschenbach in connection with his resignation.
(8)On July 5, 2023, John D. McMahon ceased to be a member of our board of directors following his decision to not stand for election at the 2023 Annual Meeting.

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NON-EMPLOYEE DIRECTOR COMPENSATION
We have adopted an amended and restated Non-Employee Director Compensation Policy, pursuant to which our non-employee directors receive the following compensation.
EQUITY COMPENSATION
In accordance with the limitations provided in the 2020 Plan, each new non-employee director who joins our board of directors will automatically receive an RSU award for common stock having a value of $1,000,000 based on the fair market value of the underlying common stock on the date of grant (Initial RSU Award). Each Initial RSU Award will vest over three years, with one-third of the Initial RSU Award vesting on the first, second, and third anniversary of the date of grant.
On the date of each annual meeting of our stockholders, each person who is then a non-employee director (excluding any non-employee director whose Initial Calendar Year (as defined in the Non-Employee Director Compensation Policy) falls in the same calendar year as such annual meeting) will automatically receive an RSU award for common stock having a value of $300,000 based on the average fair market value of the underlying common stock for the 20 trading days prior to and ending on the date of grant (Annual RSU Award). Each Annual RSU Award will vest on the earlier of (i) the date of the following year’s annual meeting of our stockholders (or the date immediately prior to the next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the first anniversary of the date of grant.
All outstanding awards held by each non-employee director who is in service as of immediately prior to a Corporate Transaction (as defined in the 2020 Plan) will become fully vested as of immediately prior to the closing of such Corporate Transaction.
CASH COMPENSATION
Pursuant to our current Non-Employee Director Compensation Policy, which was amended and restated in May 2023 and November 2023, and subject to the limits on non-employee director compensation set forth in the 2020 Plan, for each calendar year following the Initial Calendar Year, each non-employee director is entitled to receive the following cash compensation for service on our board of directors and its committees as follows:
•$33,000 annual cash retainer for service as a board member and an additional annual cash retainer of $20,000 for service as lead independent director of our board of directors, if applicable;
•$10,000 annual cash retainer for service as a member of the audit committee and $21,000 (increased to $25,000 effective May 1, 2023) annual cash retainer for service as chair of the audit committee (in lieu of the committee member service retainer);
•$6,000 annual cash retainer for service as a member of the compensation committee (increased to $9,500 effective May 1, 2023) and $15,000 annual cash retainer for service as chair of the compensation committee (in lieu of the committee member service retainer);
•$4,000 annual cash retainer for service as a member of the nominating and governance committee (increased to $5,000 effective May 1, 2023) and $9,000 (increased to $10,000 effective May 1, 2023) annual cash retainer for service as chair of the nominating and governance committee (in lieu of the committee member service retainer); and
•$5,000 annual cash retainer for service as a member of the cybersecurity committee and $10,000 annual cash retainer for service as chair of the cybersecurity committee (in lieu of the committee member service retainer).
The annual cash compensation amounts are payable in equal quarterly installments following the end of each quarter in which the service occurred, pro-rated for any partial months of service.

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Mr. Slootman’s equity awards granted to him while he was an employee will continue to vest in accordance with their original terms due to his continuous service as a member of our board of directors. For so long as any such equity awards remain outstanding and continue to vest, Mr. Slootman will forgo any compensation otherwise payable to him under our Non-Employee Director Compensation Policy.
EXPENSES
We will reimburse each eligible non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at meetings of our board of directors and any committee of the board. Our directors are also encouraged and provided with opportunities to participate in educational programs that would assist them in discharging their duties as a member of our board of directors. Pursuant to our corporate governance guidelines, we will reimburse each of our non-employee directors up to $10,000 each fiscal year in connection with their participation in such programs.

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PROPOSAL
ONE
Election of Directors

Our board of directors currently consists of eleven members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, each successor to a director whose term then expires will be elected to serve from the time of election until the third annual meeting of stockholders following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.
Our directors are divided into the three classes as follows:
•the Class I directors are Stephen B. Burke, Benoit Dageville, Mark S. Garrett, and Jayshree V. Ullal, whose terms will expire at the upcoming Annual Meeting;
•the Class II directors are Kelly A. Kramer, Frank Slootman, and Michael L. Speiser, whose terms will expire at the annual meeting of stockholders to be held in 2025; and
•the Class III directors are Teresa Briggs, Jeremy Burton, Mark D. McLaughlin, and Sridhar Ramaswamy, whose terms will expire at the annual meeting of stockholders to be held in 2026.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH CLASS I DIRECTOR NOMINEE

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the directors then in office. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Snowflake.
Each of Benoit Dageville, Mark S. Garrett, and Jayshree V. Ullal is currently a member of our board of directors and, at the recommendation of our nominating and governance committee, has been nominated for election to serve as a Class I director. Each of these nominees has agreed to be named in this Proxy Statement and to serve if elected at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees will serve until the annual meeting of stockholders to be held in 2027 and until his or her successor has been duly elected and qualified, or until the director’s earlier death, resignation, or removal. Stephen B. Burke is not standing for re-election at the Annual Meeting and will therefore step down as a member of our board of directors, the compensation committee, and the nominating and governance committee upon the expiration of his term at the conclusion of the Annual Meeting. In accordance with our amended and restated bylaws, our board of directors has determined to decrease its size from eleven directors to ten directors effective at the conclusion of the Annual Meeting.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election or unable to serve, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee selected by our board of directors, or our board of directors may decrease its size.

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PROPOSAL
TWO
Non-Binding Advisory Vote on the Compensation of our Named Executive Officers

At the 2022 annual meeting of stockholders, our stockholders indicated, by a non-binding advisory vote, that they agreed with Snowflake’s recommendation that it solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as “say-on-pay,” every year. Our board of directors has adopted a policy that is consistent with that preference.
The say-on-pay vote is being presented pursuant to Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the related compensation philosophy, policies, and practices described in this Proxy Statement. The compensation of our named executive officers subject to this proposal is disclosed in the section titled “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, our board of directors is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to Snowflake’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on our board of directors or on Snowflake. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management and our board of directors, and, accordingly, our board of directors and our compensation committee intend to consider the results of this vote in making future determinations regarding compensation arrangements for our named executive officers.
Unless our board of directors decides to modify its policy regarding the frequency of soliciting non-binding advisory votes on the compensation of our named executives, the next scheduled say-on-pay vote will be at the 2025 annual meeting of stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

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PROPOSAL
THREE
Ratification of Independent Registered Public Accounting Firm

The audit committee of our board of directors has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending January 31, 2025, and has further directed that management submit the appointment of PwC as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2019. Representatives of PwC are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the appointment of PwC as our independent registered public accounting firm. However, the audit committee of our board of directors is submitting the appointment of PwC to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the audit committee of our board of directors will review its future appointment of PwC as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee of our board of directors may, in its sole discretion, direct the appointment of a different independent accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of Snowflake and its stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table presents the aggregate audit fees billed and expected to be billed to us by PwC for the indicated fiscal years and the fees billed to us by PwC for all other services rendered during the indicated fiscal years:

	FISCAL YEAR ENDED JANUARY 31,

	2024	2023
	($) (IN THOUSANDS)

Audit Fees(1)	4,507	4,240
Audit-Related Fees(2)	860	500
Tax Fees(3)	1,630	224
All Other Fees(4)	28	14
Total Fees	7,025	4,978
(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” This primarily consists of fees for (i) service organization control audits under Statement on Standards for Attestation Engagements No.18, (ii) certain other attest reports, and (iii) HITRUST certification and readiness assessment.
(3)Tax fees consist of fees for transfer pricing services and consultation on tax matters.
(4)All other fees consist of software subscription fees.
PRE-APPROVAL POLICIES AND PROCEDURES
The audit committee pre-approves all audit and non-audit related services that our independent registered public accounting firm provides to us in accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor. Pre-approval is given either as part of our audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. In accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor, our audit committee has delegated the authority to provide specific pre-approval to the chair of the audit committee for services of up to $100,000, except where approval by the full audit committee is expressly required. Any pre-approval decisions by the chair of the audit committee pursuant to this delegated authority must be reported to our audit committee for ratification at its next routine meeting.
All services relating to the fees described in the table above were pre-approved by our audit committee in accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor.

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REPORT OF THE
AUDIT COMMITTEE
of the Board of Directors
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2024 with our management. The audit committee has also reviewed and discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The audit committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC the independent accountant’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 for filing with the SEC.
Members of the Audit Committee
Mark S. Garrett, Chair
Teresa Briggs
Kelly A. Kramer

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of Snowflake under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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PROPOSAL
FOUR
Stockholder Proposal to Declassify Our Board of Directors
James McRitchie, 9295 Yorkship Court, Elk Grove, California 95758, who holds 10 shares of our common stock, has submitted the following proposal for consideration at the annual meeting:
***
Item 4 - Elect Each Director Annually
RESOLVED: James McRitchie of CorpGov.net and other Snowflake Inc. (“Company”) shareholders ask that our Company take all the steps necessary to reorganize the Board of Directors into one class, with each director subject to election each year for a one-year term.
SUPPORTING STATEMENT: Arthur Levitt, former Chairman of the Securities and Exchange Commission, said, “In my view, it’s best for the investor if the entire board is elected once a year. Without the annual election of each director, shareholders have far less control over who represents them.”
Since directors in a declassified board are elected and evaluated each year, declassification promotes responsiveness to shareholder demands and pressures directors to perform to retain their seats. Declassified boards are more likely to be diverse and increase accountability and responsiveness to shareholders.
More than 90% of S&P 500 companies elect each director annually. Annual elections are widely viewed as a corporate governance best practice to make directors more accountable, contributing to improved performance and increased company value.
Shareholder resolutions by James McRitchie on this topic won 11 of 11 votes at companies since 2018, according to data compiled by Diligent, with an average vote of more than 77%. Proxy advisory firms ISS and Glass Lewis both supported all such proposals. According to one of our largest shareholders, BlackRock: “Directors should be re-elected annually; classification of the board generally limits shareholders’ rights to regularly evaluate a board’s performance and select directors.” Vanguard generally votes for proposals to declassify an existing board and votes against management or shareholder proposals to create a classified board.
According to Equilar, “A classified board creates concern among shareholders because poorly performing directors may benefit from an electoral reprieve. Moreover, a fraternal atmosphere may form from a staggered board that favors the interests of management above those of shareholders. Since directors in a declassified board are elected and evaluated each year, declassification promotes responsiveness to shareholder demands and pressures directors to perform to retain their seat.”
This proposal should also be evaluated in the context of our Company’s overall corporate governance as of this submission: Shareholders cannot call special meetings, act by written consent, or modify various bylaws without at least 66 and 2/3% of the voting power of outstanding stock.
Our Company’s technology is second to none. Our Company’s corporate governance should meet the same high standards.
Increase Long-Term Shareholder Value Vote FOR Elect Each Director Annually - Proposal 4
***

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BOARD STATEMENT IN OPPOSITION
Our board of directors has carefully considered the proposal and, for the reasons described below, believes that the proposal is not in our best interests nor those of our stockholders.
We are committed to strong corporate governance, and our board of directors regularly reviews our governance structure, including our classified board. Our board of directors is divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors, and each class is elected to serve a three-year term. Our board of directors continues to believe that our classified structure is appropriate for us at this time for the following reasons.
LONG-TERM FOCUS
Our board of directors believes that annual elections of directors can, in some cases, lead to short-term focus or an over-concentration on immediate results. A classified board encourages directors to consider the long-term, best interests of the company and its stockholders, fosters long-term planning, strengthens the independence of non-employee directors, and reduces the potential influence of certain investors and special interest groups with short-term agendas that may be harmful to the company and its stockholders over the long term. Our board of directors also believes that our classified board structure assists in recruiting highly qualified directors willing to commit to our company and our strategic growth over the long term and to developing a deep understanding of our business.
CONTINUITY, STABILITY, AND INSTITUTIONAL KNOWLEDGE
Our classified board structure is designed to provide stability and ensure that, at any given time, a majority of the directors serving on our board of directors have substantial knowledge of our company, our business, our history, our culture, and our strategic goals. Directors who understand our company and our business are a valuable resource and well-positioned to make decisions in our best interests and those of our stockholders. A declassified board could be replaced in a single year with directors unfamiliar with our business, culture, and goals, but a classified structure allows for orderly change alongside continuity as new directors with fresh perspectives interact and work with experienced directors with deep institutional knowledge.
PROTECTING STOCKHOLDER VALUE
Our board of directors believes that a classified board enhances our ability to achieve long-term value for our stockholders by safeguarding us against unsolicited efforts of a hostile third party to take control of our company, especially without paying fair value for our company or its assets. A hostile bidder could cause a majority of the board to be replaced at a single annual meeting with directors aligned with the bidder’s own interests. Our classified board allows our board of directors the flexibility, time, and leverage it needs to evaluate the fairness of any takeover proposal at arm’s length, negotiate on behalf of and for the benefit of all our stockholders, and weigh alternatives in order to provide maximum value for stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE DECLASSIFICATION OF THE BOARD OF DIRECTORS

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ACCOUNTABILITY TO STOCKHOLDERS
All of our directors, regardless of the length of their term, have a fiduciary duty under Delaware law to act in a manner they believe to be in the best interests of our company and our stockholders. Accountability does not depend on the length of the term but on the selection of experienced and committed individuals to serve as directors. At each annual meeting, our stockholders have the opportunity to evaluate and elect approximately one-third of the board, and our entire board of directors is evaluated annually during its annual self-assessment. Our lead independent director, with the oversight of our nominating and governance committee, also plays a significant role in ensuring director accountability by leading our board of directors in its annual self-evaluation of the overall performance of our board and its committees to determine whether they are functioning effectively. In response to issues arising from such self-evaluations, the respective committee or the full board of directors, as appropriate, will take necessary and advisable steps to address identified weaknesses or deficiencies.
After careful consideration of this proposal, our board of directors has determined that retention of our classified board structure is in our best interests and those of our stockholders at this time. Our board of directors believes that the benefits of a classified board structure do not come at the expense of accountability and that the continuity, stability, independence, and takeover protection provided by a staggered board structure all contribute to the success of our company.
For these reasons, our board of directors recommends a vote “AGAINST” this proposal.

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EXECUTIVE
OFFICERS
The following table presents information for our executive officers as of the date of this Proxy Statement:

NAME	AGE	TITLE

Sridhar Ramaswamy	57	Chief Executive Officer and Director
Michael P. Scarpelli	57	Chief Financial Officer
Benoit Dageville	57	President of Products and Director
Christopher W. Degnan	50	Chief Revenue Officer
Christian Kleinerman	48	EVP, Product Management
Grzegorz Czajkowski	53	EVP, Engineering and Support
Biographical information for Mr. Scarpelli, Mr. Degnan, Mr. Kleinerman, and Dr. Czajkowski is included below. Biographical information for Mr. Ramaswamy and Dr. Dageville is included above with the director biographies in the section titled “The Board of Directors and Corporate Governance.”

MICHAEL P. SCARPELLI

Michael P. Scarpelli has served as our Chief Financial Officer since August 2019. Before joining us, Mr. Scarpelli served as Chief Financial Officer of ServiceNow, Inc., an enterprise IT cloud company, from August 2011 to August 2019, where, among other things, he was responsible for overseeing the company’s financial planning, analysis and reporting. From July 2009 to August 2011, Mr. Scarpelli served as Senior Vice President of Finance and Business Operations of the Backup Recovery Systems Division at EMC Corporation, a computer data storage company, acquired by Dell Technologies, Inc. From September 2006 until its acquisition by EMC in July 2009, Mr. Scarpelli served as Chief Financial Officer of Data Domain Corporation. Mr. Scarpelli previously served as a member of the board of directors of Nutanix, Inc. from December 2013 to June 2020. Mr. Scarpelli holds a B.A. degree in Economics from the University of Western Ontario.

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CHRISTOPHER W. DEGNAN

Christopher W. Degnan has served as our Chief Revenue Officer since August 2018, and previously served as our VP of Sales from July 2014 to August 2018, and as our Director, Sales from November 2013 to July 2014. Before joining us, Mr. Degnan served as AVP of the West at EMC Corporation, a computer data storage company, acquired by Dell Technologies Inc., from July 2013 to November 2013. From July 2012 until its acquisition by EMC in July 2013, Mr. Degnan served as VP Western Region at Aveksa, Inc., an identity and access management software company. From April 2004 to July 2012, Mr. Degnan served in various sales positions at EMC, including as District Sales Manager from June 2008 to July 2012. Mr. Degnan holds a B.A. degree in Human Resources from the University of Delaware.

CHRISTIAN KLEINERMAN

Christian Kleinerman has served as our EVP of Product since February 2024. Prior to that, Mr. Kleinerman served as our SVP of Product from January 2020 to February 2024, and as our VP of Product from January 2018 to January 2020. Before joining us, Mr. Kleinerman served in various product management roles at Google LLC, a multinational technology company, leading YouTube’s infrastructure and data systems. Mr. Kleinerman holds a B.A. degree in Industrial Engineering from Los Andes University.

GRZEGORZ CZAJKOWSKI

Grzegorz Czajkowski has served as our EVP, Engineering and Support since February 2024. Prior to that, Dr. Czajkowski served as our SVP, Engineering and Support from June 2019 to February 2024. Before joining us, Dr. Czajkowski served in various roles at Google LLC, a multinational technology company, from January 2006 to June 2019, including as VP Engineering from 2017 to 2019, where he was responsible for a portfolio of Google Cloud data analytics and for internal services addressing data analytics needs of Google’s businesses. Dr. Czajkowski holds a PhD degree in Computer Science from Cornell University, an M.B.A degree from UC Berkeley, and an undergraduate degree from AGH Krakow Poland.

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EXECUTIVE
COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
This Compensation Discussion and Analysis provides information regarding the compensation program for our named executive officers, as defined in SEC rules, during the fiscal year ended January 31, 2024 (fiscal year 2024). It also describes the material elements of our fiscal year 2024 executive compensation program, provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, and analyzes how and why our compensation committee arrived at specific compensation decisions.
Our named executive officers for fiscal year 2024 were:

NAMED EXECUTIVE OFFICER	TITLE

Frank Slootman(1)	Chairman and Former Chief Executive Officer
Michael P. Scarpelli	Chief Financial Officer
Christopher W. Degnan	Chief Revenue Officer
Christian Kleinerman	EVP, Product Management
Grzegorz Czajkowski	EVP, Engineering and Support
(1)Effective February 27, 2024, Mr. Slootman retired as Chief Executive Officer and was succeeded by Mr. Ramaswamy, who was also appointed as a member of our board of directors. Mr. Slootman continues to serve as our Chairman.
EXECUTIVE SUMMARY
Who We Are
We believe that a cloud computing platform that puts data and AI at its core will offer great benefits to organizations by allowing them to realize the value of the data that powers their businesses. By offering rich primitives for data and applications, we believe that we can create a data connected world where organizations have seamless access to explore, share, and unlock the value of data. To realize this vision, we deliver the AI Data Cloud, a network where Snowflake customers, partners, developers, data providers, and data consumers can break down data silos and derive value from rapidly growing data sets in secure, governed, and compliant ways.
Our platform is the innovative technology that powers the AI Data Cloud, enabling customers to consolidate data into a single source of truth to drive meaningful insights, apply AI to solve business problems, build data applications, and share data and data products. We provide our platform through a customer-centric, consumption-based business model, only charging customers for the resources they use.
Snowflake solves the decades-old problem of data silos and data governance. Leveraging the elasticity and performance of the public cloud, our platform enables customers to unify and query data to support a wide variety of use cases. It also provides frictionless and governed data access so users can securely share data inside and outside of their organizations, generally without copying or moving the underlying data. As a result, customers can blend existing data with new data for broader context, augment data science efforts,

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and create new monetization streams. Delivered as a service, our platform requires near-zero maintenance, enabling customers to focus on deriving value from their data rather than managing infrastructure.
Fiscal Year 2024
Business Highlights (as of January 31, 2024):

PRODUCT REVENUE $2.7 B Annual product revenue of approximately $2.7 billion, representing a year-over-year increase of 38%.	NET REVENUE RETENTION RATE(1) 131% Our net revenue retention rate reached 131%.

$1M CUSTOMERS 461 461 customers with trailing 12-month product revenue greater than $1 million(1).	ENTERPRISE MOMENTUM 691 691 Forbes Global 2000 customers(2).

CASH FLOW $848.1 M GAAP net cash provided by operating activities of $848.1 million for fiscal year 2024, and non-GAAP free cash flow(1) of $778.9 million for fiscal year 2024.	REMAINING PERFORMANCE OBLIGATIONS(1) $5.2 B Approximately $5.2 billion in remaining performance obligations.

(1)See Appendix A to this Proxy Statement for a definition of non-GAAP free cash flow and a full reconciliation to the most directly comparable financial measure stated in accordance with GAAP. See our earnings press release for the fiscal fourth quarter and fiscal year ended January 31, 2024 furnished as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 28, 2024 for definitions of customers with trailing 12-month product revenue greater than $1 million, remaining performance obligations, and net revenue retention rate.
(2)Based on the 2023 Forbes Global 2000 list. Our Forbes Global 2000 customer count is subject to adjustments for annual updates to the Global 2000 list by Forbes, as well as acquisitions, consolidations, spin-offs, and other market activity with respect to such customers.

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2023 “SAY-ON-PAY” VOTE AND RESPONSE
At our 2023 annual meeting of stockholders, we held a say-on-pay vote, and over 78% of votes cast were in favor of the proposal. While we were pleased that the vote passed decisively, we analyzed feedback provided by proxy advisory firms and made certain responsive changes to our executive compensation program, each as described in more detail in this section:
•Addition of performance-based awards and subsequent increase in proportion of performance awards: For fiscal year 2024 annual awards, performance-based restricted stock unit awards (PRSUs or PRSU awards) represented approximately half of the total intended equity grant value for the year (and approximately 60% for Mr. Slootman). For fiscal year 2025, we further increased the proportion of the annual grant represented by PRSU awards.
•Addition of individual cap to payout under our Cash Incentive Bonus Plan: In addition to the existing aggregate bonus pool cap, commencing with the cash incentive bonus for fiscal year 2025, we have implemented a cap on the amount of the cash incentive bonus that can be paid to any individual member of our executive leadership team.
•Removal of single trigger change-in-control vesting from Severance and Change in Control Plan with respect to future awards: We amended our Severance and Change in Control Plan in August 2023 to remove the “single trigger” vesting provision that had previously applied to “tier 1” participants (our Chief Executive Officer and Chief Financial Officer). No other participants are eligible for single trigger acceleration, and awards to all participants after the amendment date are subject to “double trigger” acceleration under the Severance and Change in Control Plan. This means that awards granted after the amendment in August 2023 are eligible for accelerated vesting pursuant to the Severance and Change in Control Plan only if both a change in control and a qualifying termination occur, rather than accelerated vesting solely upon the occurrence of a change in control without a corresponding qualifying termination.
At our 2022 annual meeting of stockholders, our stockholders expressed a strong preference that we hold a “say-on-pay” vote on an annual basis, and as such, our next say-on-pay vote will occur at our 2025 annual meeting of stockholders.
Fiscal Year 2024 Executive Compensation Highlights
Our compensation committee made the following named executive officer compensation decisions for fiscal year 2024:
•Base Salary: Our compensation committee increased base salaries for our named executive officers to better achieve our compensation objectives (as described below).
•Performance-Based Cash Bonus: Our compensation committee decreased target incentive bonus opportunities (as percentages of base salaries, which, as noted above, were increased) for our named executive officers to better align our named executive officers' compensation to market practices.
•Long-Term Equity Awards: To strengthen the alignment between executive officer compensation and corporate performance, in March 2023 our compensation committee determined to grant to our named executive officers a mix of PRSU awards with time- and performance- based vesting and RSU awards with only time-based vesting.

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EXECUTIVE COMPENSATION OBJECTIVES, POLICIES, AND PRACTICES
We design our executive compensation program to achieve the following objectives:
•Attract, incentivize, retain, and reward top quality executive management;
•Demand and reward the achievement of aggressive key performance measures;
•Discourage excessive risk taking; and
•Ensure that executive compensation is meaningfully related to the creation of long-term stockholder value.
Our compensation committee closely considers our compensation philosophy and objectives as well as corporate performance, including the significant corporate achievements described above, when making executive compensation decisions. The important features of our executive compensation program include:

WHAT WE DO	WHAT WE DON’T DO

Our compensation committee consists solely of independent members of our board of directors.	We do not allow hedging and pledging of Snowflake stock.

Our compensation committee has retained an independent third-party compensation consultant for guidance in making compensation decisions.	We do not provide special executive welfare, health benefits, or retirement plans not available to our employees generally.

Equity awards in the form of RSU awards and PRSU awards have multi-year vesting requirements to emphasize long-term incentives.	Our compensation committee does not guarantee executive salary increases, bonuses, or equity awards.

Quarterly performance-based cash bonus opportunities and PRSU awards for all of our named executive officers are dependent upon our achievement of pre-established corporate objectives.	We do not provide our executive officers with any excise tax gross-ups.

Our compensation committee conducts an annual review of our compensation strategy and its risks.	We do not provide our executive officers with any material perquisites.

We maintain stock ownership guidelines for our named executive officers and directors (5x base salary for CEO and CFO; 2x base salary for other named executive officers).
Awards granted following the amendment of our Severance and Change in Control Plan in August 2023 are not eligible for “single trigger” accelerated vesting (that is, accelerated vesting solely upon a change in control).

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Elements of our Fiscal Year 2024 Compensation Program
The compensation program for our named executive officers in fiscal year 2024 consisted of a mix of fixed and variable compensation to align compensation with both short- and long-term stockholder value creation.

ELEMENT	OBJECTIVES	KEY FEATURES

Base Salary (fixed cash)	Provide financial stability and security through a fixed amount of cash for performing job responsibilities.
Reviewed annually and determined by our compensation committee based on a number of factors (including company and individual performance) and by reference, in part, to market data obtained from our independent third-party compensation consultant.

Quarterly Performance-Based Cash Bonus (at-risk cash)	Motivate our executive officers to achieve, and reward them for achieving, our key business objectives. Align management and stockholder interests by linking pay to performance.
Bonus opportunities are dependent upon achievement of specific, objective corporate performance metrics that are consistent with our long-term strategic plan.
Metrics are reviewed annually and metric targets are established quarterly by our compensation committee.

Long-Term Equity Incentive (at-risk equity)
 Focus our executive officers on, and reward them for, long-term company performance.
Align management and stockholder interests by linking pay to performance.
Attract highly-qualified executives and encourage their continued employment over the long-term.

 Equity opportunities are reviewed annually.
Individual awards are determined based on a number of factors, including current corporate and individual performance and market data obtained from our independent third-party compensation consultant.

We focus on providing a competitive compensation package to each of our named executive officers that provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of incentives to maximize stockholder value.
We do not have a formal policy for allocating compensation among salary, performance incentive awards, and equity grants, among short-term and long-term compensation components, or among cash and non-cash compensation. Instead, our compensation committee uses its judgment, along with market data obtained from our independent third-party compensation consultant, to establish a total compensation program for each named executive officer that is a mix of current, short-term, and long-term incentive compensation, and cash and non-cash compensation, and that it believes is appropriate to achieve the goals of our executive compensation program and our corporate objectives.
COMPENSATION-SETTING PROCESS
Role of Our Compensation Committee and Our Board of Directors
Our compensation committee is appointed by the board of directors to assist with our board's oversight responsibilities with respect to our compensation policies, plans, and programs, with the goal of attracting, incentivizing, retaining, and rewarding top quality executive management and achieving corporate results. The compensation committee is responsible for reviewing and determining all compensation paid to our executive officers, including our named executive officers, and also for reviewing our compensation practices and policies as they relate to risk management and risk-taking incentives. Our compensation committee consists solely of independent members of the board of directors.

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Our compensation committee is primarily responsible for establishing and reviewing our general compensation philosophy and objectives. The committee meets periodically throughout the year to, among other responsibilities, manage and evaluate our executive compensation program, and generally determine the principal components of compensation (base salary, performance incentive bonus, and equity awards) for our named executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions, or other special circumstances as our compensation committee determines appropriate. Our board of directors has delegated the responsibility for approving transactions between Snowflake and its officers and directors that are within the scope of Rule 16b-3 promulgated under the Exchange Act to a compensation subcommittee, comprised of a subset of members of our compensation committee. Our compensation committee does not otherwise delegate its authority to approve executive officer compensation. Our compensation committee may delegate to a subcommittee or the CEO the authority to approve cash awards or make equity grants to employees and other service providers who are not executive officers or directors of Snowflake, subject to specified limitations on the size and terms of any equity grants.
Role of Management
Our compensation committee works with and receives information and input from management, including from our Chief Executive Officer and from our legal, finance, and human resources departments, and considers such information in determining the structure and amount of compensation to be paid to our named executive officers. Our Chief Executive Officer provides our compensation committee with executive officer performance assessments, as well as recommendations regarding base salaries, performance incentives, equity compensation, and other compensation-related matters for our executive officers. However, our compensation committee retains the final authority to make all compensation decisions relating to our executive officers.
Role of Compensation Consultant
Our compensation committee has the sole authority to appoint, select, retain, and terminate compensation consultants to assist in its evaluation of executive compensation. The committee also has the sole responsibility for overseeing the work of any such compensation consultant.
Our compensation committee retained Compensia as its independent compensation consultant for fiscal year 2024 and for prior fiscal years. Compensia’s engagement included:
•Compiling and updating a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices, and considering different compensation programs;
•Conducting market research and analysis to assist our compensation committee in developing executive compensation levels, including appropriate salaries, target bonus amounts, and equity awards for members of management, including our named executive officers; and
•Conducting a review of our director compensation policies and practices.
The compensation committee has assessed the independence of Compensia as compensation consultant, taking into account relevant factors set forth in the NYSE listing standards in accordance with guidelines set by the SEC. Based on its analysis, the compensation committee determined that the work of Compensia, and the individual compensation advisors employed by Compensia, does not create any conflict of interest under SEC rules and applicable stock exchange listing standards.
Use of Competitive Market Compensation Data
Our compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies and companies with which we compete for top talent. To this end, our compensation committee directed Compensia to develop a proposed peer group to be used in connection with assessing our compensation practices.
Compensia undertook a detailed review of the pool of U.S.-based publicly-traded companies, taking into consideration our industry sector, size (based on revenues and market capitalization), and stage of maturity, and the following additional factors:
•The comparability of the company’s business model;
•The comparability of the company’s primary sales channels;
•The company’s products and/or business services focus;

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•The comparability of the company’s operating history;
•The comparability of the company’s organizational complexities and growth attributes;
•The stage of the company’s maturity curve, which increases its likelihood of attracting the type of executive talent for whom we compete; and
•The comparability of the company’s operational performance (for consistency with our strategy and future performance expectations).
Following this review, Compensia recommended to our compensation committee the following primary peer group, consisting of 17 then-publicly-traded companies, which our compensation committee subsequently approved. The selected companies had, at the time of approval, annual revenues ranging from $437 million to $16.6 billion, and market capitalizations ranging from $5.9 billion to $93.8 billion. The companies comprising this compensation peer group were as follows:

Block	DocuSign	ServiceNow	Zoom Video Communications
Cloudflare	MongoDB	Splunk	Zscaler
Confluent	Okta	Twilio
CrowdStrike Holdings	Palantir Technologies	UiPath
Datadog	Palo Alto Networks	Workday

Compensia also developed for our compensation committee a set of additional reference peers, reflecting larger companies with which we directly compete for talent at both the executive and board levels. The set of reference peers approved by our compensation committee consisted of Alphabet, Amazon.com, Meta Platforms, and Microsoft.
In determining executive compensation for fiscal year 2024, our compensation committee reviewed data from both the above-listed primary peer group and the set of reference peers. Our compensation committee reviews our peer group at least annually and makes adjustments to its composition, if warranted, taking into account changes in both our business and the businesses of the companies in the peer group. For fiscal year 2024, Avalara, Coupa Software, Elastic N.V, Slack Technologies, and The Trade Desk were removed from our peer group because they no longer met the targeted selection criteria for market capitalization or had been acquired. Confluent, Palo Alto Networks, UiPath, and Workday were added to our peer group for meeting the target selection criteria.
Factors Used in Determining Executive Compensation
Our compensation committee sets the compensation of our named executive officers at levels determined to be competitive and appropriate for each named executive officer. Compensation decisions are not made by use of a formulaic approach or benchmark. Our compensation committee believes that executive compensation decisions require consideration of a multitude of relevant factors, which may vary from year to year. In making executive compensation decisions, the compensation committee generally takes into consideration the following factors:
•Company and individual performance;
•Existing business needs and criticality for future business needs;
•Scope of job function and skill set;

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•Relative pay among our named executive officers;
•Need to attract new talent and retain existing talent in a highly competitive industry;
•Value of existing equity holdings, including the potential value of unvested equity awards;
•Market data reference points, as described above under “Use of Competitive Market Compensation Data”; and
•Recommendations from Compensia, our Chief Executive Officer, and our management team.
FISCAL YEAR 2024 EXECUTIVE COMPENSATION PROGRAM
Base Salary
The annual base salaries of each of our named executive officers for fiscal year 2024 are listed below:

NAMED EXECUTIVE OFFICER	FISCAL YEAR 2024 BASE SALARY ($)	PERCENTAGE ADJUSTMENT FROM FISCAL YEAR 2023 (%)

Frank Slootman	450,000	20
Michael P. Scarpelli	400,000	33
Christopher W. Degnan	400,000	33
Christian Kleinerman	425,000	42
Grzegorz Czajkowski	400,000	33
Base salary represents the fixed portion of the compensation of our named executive officers and is an important element of compensation intended to attract and retain highly-talented individuals. In February 2023, our compensation committee reviewed and approved base salary increases of each of our named executive officers, taking into consideration a peer group analysis, the recommendations of management, as well as the other factors described above.
Performance-Based Cash Bonus and Target Amounts
We have adopted a Cash Incentive Bonus Plan for our named executive officers and other eligible employees. Each named executive officer is eligible to receive quarterly cash bonuses based on the achievement of certain performance goals, as determined in the sole discretion of our compensation committee. Our compensation committee believes that this plan’s performance metrics contribute to driving long-term stockholder value, play an important role in influencing management performance, and help attract, motivate, and retain our named executive officers and other employees.

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For fiscal year 2024, the target bonus opportunity for each of our named executive officers was a percentage of such officer’s base salary as follows:

NAMED EXECUTIVE OFFICER	TARGET ANNUAL INCENTIVE (AS A % OF BASE SALARY)	PERCENTAGE ADJUSTMENT FROM FISCAL YEAR 2023 (PERCENTAGE POINTS)

Frank Slootman	100	(33)
Michael P. Scarpelli	100	(33)
Christopher W. Degnan	100	(33)
Christian Kleinerman	41	(9)
Grzegorz Czajkowski	50	(17)
In February 2023, our compensation committee reviewed the target bonus opportunity of each of our named executive officers, taking into consideration the achievement of our corporate performance goals in fiscal year 2023, a peer group analysis, the recommendations of management, as well as the other factors described above. Following this review, our compensation committee decided to set the target bonus opportunity for each of our named executive officers as reflected in the table above.
Corporate Performance Goals
Under the Cash Incentive Bonus Plan, our compensation committee established a bonus pool that may be funded quarterly based on achievement of certain pre-established corporate performance goals. To measure performance for the purposes of calculating bonus pool funding for fiscal year 2024, our compensation committee, taking into consideration the recommendations of management, selected quarterly product revenue as the key metric, consistent with fiscal year 2023. Bonus pool funding based on product revenue achievement for fiscal year 2024 remained unchanged from the prior fiscal year and was as follows:
•If quarterly achievement did not meet at least 85% of the pre-established target, the bonus pool for named executive officers would not be funded.
•At 85% achievement, the bonus pool would be funded at 85%.
•For achievement between 85% and 100%, bonus pool funding would increase linearly, with each additional one percent of achievement equaling one percent of funding.
In February 2023, our compensation committee, taking into consideration the recommendation of management, selected three “gate” metrics for bonus pool funding over 100%. Each of these metrics would have to be met for the bonus pool to be funded in excess of 100%. If product revenue achievement was over 100% and achievement of each of the gate metrics was at least 100%, then funding of the bonus pool would increase by 3.33% for each additional one percent of product revenue achievement over 100%, with total bonus pool funding capped at 110% for each fiscal quarter. While funding of the bonus pool was capped at 110%, there was no limit on individual quarterly bonus payouts (although, as discussed above, starting in fiscal year 2025 there will be an individual limit for members of our executive leadership team). Our compensation committee selected these metrics to reward the achievement of short-term performance goals that it believes are key indicators of our ability to generate long-term stockholder value. A description of each performance metric under the Cash Incentive Bonus Plan for fiscal year 2024 is below:

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METRIC	WHAT IT IS	WHY IT’S IMPORTANT

Quarterly Product Revenue	Quarterly product revenue calculated in accordance with GAAP, as publicly reported in our quarterly earnings reports.	Because we recognize product revenue based on platform consumption, product revenue is a key indicator of customer satisfaction and the value derived from our platform.

GATE METRICS

Quarterly Non-GAAP Product Gross Margin(1)	Quarterly non-GAAP product gross margin, as publicly reported in our quarterly earnings reports.	Quarterly non-GAAP product gross margin aligns bonus opportunity with long-term financial achievement, acting as a counterbalance to quarterly product revenue growth by creating incentives to balance costs and growth.

Quarterly Non-GAAP Operating Margin(1)	Quarterly non-GAAP operating margin, as publicly reported in our quarterly earnings reports.	Quarterly non-GAAP operating margin aligns bonus opportunity with objective indications of profitability, acting as another counterbalance to quarterly product revenue growth.

Quarter over Quarter Stable Edges Growth
An “edge” is a data share between a Snowflake customer and a data provider (e.g., the customer creating a database using a provider’s data). A “stable edge” is an edge that has produced at least 20 jobs in which compute resources are consumed and such consumption results in recognized product revenue over two successive three-week periods (with at least 20 jobs in each period).
Growth in stable edges is a strong indicator of the strength and expansion of data relationships in the Data Cloud, which we believe is a good measure of our progress toward achieving our long-term product vision.

(1)See our earnings press release for the fiscal fourth quarter and fiscal year ended January 31, 2024 furnished as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 28, 2024 for definitions of non-GAAP product gross margin and non-GAAP operating margin.

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Corporate Performance Goals - Targets and Attainment
Target achievement levels for each of the corporate performance metrics under our Cash Incentive Bonus Plan are set by our compensation committee near the start of each fiscal quarter. For example, target achievement levels for the quarter ended April 30, 2023 were set by our compensation committee in late February 2023. The table below indicates whether we attained our target achievement levels for our corporate performance metrics in each quarter of fiscal year 2024. For product revenue, we treat 100% as the target achievement level. We are not disclosing actual quarterly target achievement levels or actual quarterly attainment for any of our performance metrics as these amounts represent confidential financial information, the disclosure of which would result in competitive harm. Target achievement levels were set by our compensation committee in such a manner as to be challenging to attain.

PERFORMANCE METRIC	Q1FY24 ATTAINMENT	Q2FY24 ATTAINMENT	Q3FY24 ATTAINMENT	Q4FY24 ATTAINMENT

Product Revenue	Target Exceeded	Target Exceeded	Target Exceeded	Target Not Met

GATE METRICS

Non-GAAP Product Gross Margin Gate	Target Met	Target Met	Target Met	N/A*
Non-GAAP Operating Margin Gate	Target Met	Target Met	Target Met	N/A*
Quarter over Quarter Stable Edges Growth Gate	Target Met	Target Met	Target Met	N/A*
*Because we did not attain 100% of the product revenue target for the fourth quarter of fiscal year 2024, attainment of the applicable gate metrics is not applicable.
We funded the bonus pool for our named executive officers at approximately 102.5% for fiscal year 2024, which is the average funding percentage based on actual quarterly attainment of each performance metric and quarterly funding of the bonus pool based on that attainment.
Our compensation committee awarded the following total cash bonuses under the Cash Incentive Bonus Plan to each of our named executive officers in fiscal year 2024:

NAMED EXECUTIVE OFFICER	TOTAL CASH BONUS ($)

Frank Slootman	461,262
Michael P. Scarpelli	410,010
Christopher W. Degnan	410,010
Christian Kleinerman	179,380
Grzegorz Czajkowski	205,005

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Long-Term Equity Incentive Awards
We view long-term incentive compensation in the form of equity awards as a critical component of our executive compensation program. The realized value of these equity awards is directly impacted by the price of our common stock, and, therefore, these awards are an incentive for our named executive officers to create long-term value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
Fiscal Year 2024
As part of its annual review of our executive compensation program for fiscal year 2024, and after taking into consideration a peer group analysis, recommendations from management, and the other factors described above, our compensation committee granted a combination of RSU awards with only time-based vesting requirements and PRSU awards with time- and performance-based vesting requirements to each of our named executive officers in early fiscal year 2024. For these awards, approximately 50% (40% for Mr. Slootman) of the total intended equity grant value was delivered in the form of RSU awards, and approximately 50% (60% for Mr. Slootman) of the total intended equity grant value was delivered in the form of PRSU awards to tie a portion of these incentive awards to company performance goals.
The RSU awards granted to Mr. Slootman, Mr. Scarpelli, and Mr. Kleinerman vest over four years with 25% of the shares underlying the RSU awards having vested on March 15, 2024, and 6.25% of the shares underlying the RSU awards vesting each quarter thereafter. The RSU awards granted to Mr. Degnan and Dr. Czajkowski vest over four years with 6.25% of the shares underlying the RSU awards having vested on June 15, 2023, and 6.25% of the shares underlying the RSU award vesting each quarter thereafter.

NAMED EXECUTIVE OFFICER	RSU AWARD (# OF SHARES)	TARGET PRSU AWARD (# OF SHARES)	ACHIEVED PRSU AWARD (# OF SHARES)

Frank Slootman	58,212	87,318	93,696
Michael P. Scarpelli	42,997	42,997	46,272
Christopher W. Degnan	39,690	39,690	42,713
Christian Kleinerman	46,305	46,305	49,832
Grzegorz Czajkowski	33,075	33,075	35,594
Our named executive officers have the opportunity to earn between 0% and 120% of the target PRSU award based on the weighted-average achievement of certain company annual performance metrics during the performance period of fiscal year 2024, as determined by our compensation committee. Our compensation committee chose rigorous performance metrics and set target achievement levels of those metrics in such a manner as to be challenging to attain. The weighted-average achievement was required to be at least 80% for any of the PRSUs to vest. Actual results may be adjusted by the board of directors or the compensation committee for one-time, unbudgeted, or unexpected items. The number of shares subject to the PRSU awards that became eligible to vest based on the achievement of the performance metrics (i.e., achieved PRSU awards) will vest over four years as follows: 25% of these PRSUs vested on March 15, 2024 and 6.25% of these PRSUs vest each quarter thereafter. A description of each performance metric and its weighting are below:

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METRIC AND WEIGHTING	WHAT IT IS	WHY IT’S IMPORTANT

Annual Total Revenue Weighting: 40%	Annual total revenue calculated in accordance with GAAP, as publicly reported in our annual earnings reports.
Annual total revenue includes product revenue as well as professional services and other revenue. Because we recognize product revenue based on platform consumption, product revenue is a key indicator of customer satisfaction and the value derived from our platform. Professional services and other revenue is a strong indicator of customer investment in our platform.

Our compensation committee chose annual total revenue as a key metric for these PRSU awards to provide a broader and longer-term incentive structure compared to the metric of quarterly product revenue used by our Cash Incentive Bonus Plan.

Annual Non-GAAP Adjusted Free Cash Flow(1) Weighting: 30%	Annual non-GAAP adjusted free cash flow, as publicly reported in our annual earnings reports.	Annual non-GAAP adjusted free cash flow is an indicator of the strength and performance of our core business operations.

Annual Non-GAAP Operating Margin Weighting: 30%	Annual non-GAAP operating margin, as publicly reported in our annual earnings reports.	Annual non-GAAP operating margin incentivizes management to focus on annual profitability, acting as a counterbalance to annual total revenue growth.

(1)See our earnings press release for the fiscal fourth quarter and fiscal year ended January 31, 2024 furnished as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 28, 2024 for a definition of non-GAAP free cash flow.

The compensation committee chose to grant PRSUs rather than option awards because, even more than option awards, PRSUs incentivize both aggressive short-term growth as well as long-term value-creation. PRSUs encourage short-term growth by encouraging over-achievement on aggressive company performance goals during the fiscal year ending January 31, 2024, which determines the number of PRSUs that will become eligible to vest, and PRSUs encourage long-term value-creation by incorporating a four-year service requirement to receive the full benefit of any such achievement.
Notable Changes Since Fiscal Year 2024
Annual Grants in Fiscal Year 2025
As part of its annual review of our executive compensation program for fiscal year 2025, our board of directors granted equity awards to each of our executive officers in March 2024. While the structure of the equity that was granted is consistent with the equity granted with respect to fiscal year 2024, the compensation committee shifted the mix of RSUs and PRSUs to be more heavily weighted toward PRSUs.
Cash Incentive Bonus Plan - Addition of Individual Limit
In addition, while our named executive officers have never received a quarterly bonus payout that exceeded such officer’s target bonus or the funding of the bonus pool since we adopted our Cash Incentive Bonus Plan, the compensation committee adopted a limit on individual quarterly bonus payouts under our Cash Incentive Bonus Plan for members of our executive leadership team. In accordance with this limit, named executive officers may not receive a quarterly payout under the plan that exceeds 200% of the quarterly funding of the bonus pool based on corporate performance metrics.

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OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Offer Letters
We have entered into an offer letter with each of our named executive officers, the terms of which are described below. Each of our executive officers has also executed our standard form of proprietary information and invention assignment agreement.
Frank Slootman
In August 2023, we entered into a confirmatory offer letter with Frank Slootman. The offer letter provided for at-will employment, which ended upon Mr. Slootman’s resignation as Chief Executive Officer in February 2024. During the term of his employment as Chief Executive Officer, Mr. Slootman was eligible for severance and change in control benefits under our amended Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.
Michael P. Scarpelli
In August 2023, we entered into a confirmatory offer letter with Michael P. Scarpelli. The offer letter provides for at-will employment and has a three-year initial term. Mr. Scarpelli’s offer letter sets forth an annual base salary, an annual incentive bonus under our Cash Incentive Bonus Plan, and equity awards pursuant to our 2020 Plan. Mr. Scarpelli is eligible for severance and change in control benefits under our amended Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.
Christopher W. Degnan
In August 2023, we entered into a confirmatory offer letter with Christopher W. Degnan. The offer letter provides for at-will employment and has a three-year initial term. Mr. Degnan’s offer letter sets forth an annual base salary, an annual incentive bonus under our Cash Incentive Bonus Plan, and equity awards pursuant to our 2020 Plan. Mr. Degnan is eligible for severance and change in control benefits under our amended Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.
Christian Kleinerman
In August 2023, we entered into a confirmatory offer letter with Christian Kleinerman. The offer letter provides for at-will employment and has a three-year initial term. Mr. Kleinerman’s offer letter sets forth an annual base salary, an annual incentive bonus under our Cash Incentive Bonus Plan, and equity awards pursuant to our 2020 Plan. Mr. Kleinerman is eligible for severance and change in control benefits under our amended Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.
Grzegorz Czajkowski
In August 2023, we entered into a confirmatory offer letter with Grzegorz Czajkowski. The offer letter provides for at-will employment and has a three-year initial term. Dr. Czajkowski’s offer letter sets forth an annual base salary, an annual incentive bonus under our Cash Incentive Bonus Plan, and equity awards pursuant to our 2020 Plan. Dr. Czajkowski is eligible for severance and change in control benefits under our amended Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.

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Welfare and Health Benefits
Our U.S. employees, including our named executive officers, currently participate in various health and welfare employee benefits under plans sponsored by us. These plans offer various benefits, including medical, dental, and vision coverage; life insurance, accidental death and dismemberment, and disability coverage; and flexible spending accounts, among others. All employees, including our named executive officers, who work 20 or more hours per week are eligible for these benefits. The cost of this coverage is primarily paid for by us, with employees paying a portion of the cost through payroll deductions. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide material perquisites or other personal benefits to our named executive officers. In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits for our named executive officers will be approved and subject to periodic review by our compensation committee.
ESPP
We offer our employees, including our named executive officers, the opportunity to purchase shares of our common stock at a discount under our 2020 Employee Stock Purchase Plan (ESPP). Pursuant to the ESPP, all eligible employees, including our named executive officers, may allocate up to 15% of their earnings (as defined in the ESPP) during a six-month offering period to purchase our common stock at a 15% discount to the per share market price of our common stock on the first or the last day of the offering period, whichever is lower, subject to specified limits.
Nonqualified Deferred Compensation
During fiscal year 2024, our U.S. employees, including our named executive officers, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer compensation up to certain limits imposed by the Internal Revenue Code of 1986, as amended (Code). We have the ability to make matching and discretionary contributions to the 401(k) plan but have not done so to date. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their own contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn or distributed from the 401(k) plan. The 401(k) plan also permits contributions to be made on a post-tax basis for those employees participating in the Roth 401(k) and after-tax plan components.
Incentive Compensation Recoupment Policy
In August 2023, our board of directors adopted a policy on the recoupment of incentive compensation (Clawback Policy) that complies with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as implemented by the NYSE listing standards and the SEC’s rules and regulations. The Clawback Policy applies to compensation received by covered executive officers on or after October 2, 2023.

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TAX AND ACCOUNTING IMPLICATIONS
Under Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record stock-based compensation expense on an ongoing basis in accordance with Topic 718.
Under Section 162(m) of the Code (Section 162(m)), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our compensation committee will continue to consider tax implications as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of Snowflake and its stockholders, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m).
COMPENSATION RISK ASSESSMENT
Our compensation committee believes that our employee compensation policies and programs do not encourage excessive and unnecessary risk-taking and are not reasonably likely to have a material adverse effect on our company. Our compensation committee oversaw the performance of a risk assessment of our compensation policies and programs as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The compensation committee considered the findings of the assessment conducted by management, and concluded that our compensation programs (i) are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy, and (ii) do not encourage employees to take unnecessary or excessive risks, including any risks that are reasonably likely to materially harm our business or financial condition, after considering mitigating controls.
STOCK OWNERSHIP GUIDELINES
In an effort to align our directors’ and executive officers’ interests with those of our stockholders, we have adopted stock ownership guidelines. Within five years of becoming subject to the guidelines, our non-employee directors are expected to hold Snowflake stock valued at not less than five times their total annual cash retainer for board and board committee service. Within five years of becoming subject to the guidelines, our Chief Executive Officer and Chief Financial Officer are expected to hold Snowflake stock valued at not less than five times such officer’s respective annual base salary, and for our other executive officers, two times such officer’s annual base salary. Stock ownership for purposes of the stock ownership guidelines include the following: (i) shares of stock owned directly and (ii) shares of common stock beneficially owned indirectly. Stock ownership does not include shares underlying vested or unvested stock options, restricted stock units, or unvested shares of common stock issued upon early exercise of stock options.
PROHIBITION ON HEDGING, SHORT SALES, AND PLEDGING
Our board of directors has adopted an insider trading policy that applies to all of our employees, officers, contractors, and directors. This policy prohibits short sales, transactions in put or call options, hedging transactions (which includes prepaid variable forward contracts, equity swaps, and collars), margin accounts, pledges, exchange funds, or other inherently speculative transactions with respect to any Snowflake securities.

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REPORT OF THE
COMPENSATION COMMITTEE
of the Board of Directors
Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (CD&A) contained in this Proxy Statement. Based on this review and discussion, our compensation committee has recommended to the board of directors that the CD&A be included in this Proxy Statement, and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2024.
Members of the Compensation Committee
Jayshree V. Ullal, Chair
Stephen Burke
Mark D. McLaughlin
Michael L. Speiser

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC, and is not deemed to be incorporated by reference in any filing of Snowflake under the Securities Act or the Exchange Act, other than Snowflake’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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SUMMARY COMPENSATION TABLE
The following table presents all of the compensation awarded to, earned by, or paid to our named executive officers for the fiscal years ended January 31, 2024, 2023, and 2022, as applicable.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)

Frank Slootman Chairman and Former Chief Executive Officer	2024	450,000	—	20,313,077	—	461,262	687	21,225,027
	2023	375,000	—	9,199,267	13,600,828	511,775	708	23,687,578
	2022	375,000	7,519	—	—	391,969	708	775,196

Michael P. Scarpelli Chief Financial Officer	2024	400,000	—	12,003,043	—	410,010	708	12,813,761
	2023	300,000	—	4,783,635	7,072,353	409,420	708	12,566,116
	2022	300,000	6,015	—	—	313,575	708	620,298
Christopher W. Degnan Chief Revenue Officer	2024	400,000	—	11,079,860	—	410,010	708	11,890,578
	2023	300,000	—	4,415,631	6,528,373	409,420	708	11,654,132
	2022	300,000	6,015	—	—	313,575	708	620,298
Christian Kleinerman EVP, Products	2024	425,000	—	12,926,504	—	179,380	702	13,531,586

Grzegorz Czajkowski EVP, Engineering and Support	2024	400,000	—	9,233,217	—	205,005	702	9,838,924

(1)The amounts reported in this column represent additional discretionary cash bonus payments under our Cash Incentive Bonus Plan to reflect our compensation committee’s assessment of the extraordinary efforts of our executives, as well as company performance, during the fiscal year.
(2)The amounts reported in these columns do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the grant date fair value of each RSU award, PRSU award, and stock option, as applicable, granted during the applicable fiscal year, computed in accordance with the provisions of Topic 718. The assumptions used in calculating the grant date fair value of the equity awards reported in these columns are set forth in Note 2 and Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024. The amounts for the PRSUs granted in fiscal year 2024 included within the total amount in this column reflect the grant date fair value based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement, the aggregate grant date fair value of the PRSUs granted in fiscal year 2024 would have been the following higher amounts: Mr. Slootman -- $14,625,332, Mr. Scarpelli -- $7,201,770, Mr. Degnan -- $6,647,916, Mr. Kleinerman -- $7,755,902, and Dr. Czajkowski -- $5,539,930. For option awards, our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than $207.56, the exercise price of the shares underlying such stock options.
(3)The amounts reported in this column represent total bonuses earned based on the achievement of company performance goals under our Cash Incentive Bonus Plan as determined by our compensation committee. See the section titled “Corporate Performance Goals - Targets and Attainment” for additional information.
(4)The amounts reported in this column represent premiums for the life, disability and accidental death and dismemberment insurance paid by us on behalf of each named executive officer.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2024
The following table presents information regarding each plan-based award granted to our named executive officers during the fiscal year ended January 31, 2024.

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)

NAME	AWARD TYPE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(3)

Frank Slootman	Annual Cash	—	382,500	450,000	—	—	—	—	—	—
	RSU Award	3/15/2023	—	—	—	—	—	—	58,212(4)	8,125,231
	PRSU Award	3/15/2023	—	—	—	43,659	87,318	104,781	—	12,187,846
Michael P. Scarpelli	Annual Cash	—	340,000	400,000	—	—	—	—	—	—
	RSU Award	3/15/2023	—	—	—	—	—	—	42,997(4)	6,001,521
	PRSU Award	3/15/2023	—	—	—	21,498	42,997	51,596	—	6,001,521
Christopher W. Degnan	Annual Cash	—	340,000	400,000	—	—	—	—	—	—
	RSU Award	3/15/2023	—	—	—	—	—	—	39,690(5)	5,539,930
	PRSU Award	3/15/2023	—	—	—	19,845	39,690	47,628	—	5,539,930
Christian Kleinerman	Annual Cash	—	148,750	175,000	—	—	—	—	—	—
	RSU Award	3/15/2023	—	—	—	—	—	—	46,305(4)	6,463,252
	PRSU Award	3/15/2023	—	—	—	23,152	46,305	55,566	—	6,463,252
Grzegorz Czajkowski	Annual Cash	—	170,000	200,000	—	—	—	—	—	—
	RSU Award	3/15/2023	—	—	—	—	—	—	33,075(5)	4,616,609
	PRSU Award	3/15/2023	—	—	—	16,537	33,075	39,690	—	4,616,609
(1)These amounts represent threshold and target annual bonus amounts under our Cash Incentive Bonus Plan for each named executive officer for fiscal year 2024, and do not represent actual compensation earned by our named executive officers for fiscal year 2024. Target bonuses were set as a percentage of each named executive officer’s base salary for fiscal year 2024 as follows: 100% for Mr. Degnan, Mr. Slootman, and Mr. Scarpelli, approximately 41% for Mr. Kleinerman, and 50% for Dr. Czajkowski. Amounts reported in the “Threshold” column assume we achieved threshold performance in all four quarters of fiscal year 2024. The dollar value of the actual payments for these awards is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. For fiscal year 2024, while funding of the bonus pool is capped at 110%, the plan does not provide for individual maximum payout amounts.
(2)As described in further detail under the section titled “Compensation Discussion and Analysis–Long-Term Equity Incentive Awards,” the PRSUs granted became eligible to vest based on our performance with respect to three metrics: annual total revenue (weighted at 40%), non-GAAP operating margin (weighted at 30%), and non-GAAP adjusted free cash flow (weighted at 30%), for the fiscal year ended January 31, 2024. Amounts reported in the “Threshold” column assume that 50% of the target PRSUs will vest, and amounts reported in the “Maximum” column assume that 120% of the target PRSUs will vest. The actual number of PRSUs that became eligible to vest based on our performance is included in the “Stock Awards – Number of Shares or Units of Stock that Have Not Vested” column of the “Outstanding Equity Awards at January 31, 2024” table below.

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(3)The amounts reported in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the grant date fair value of each RSU award and PRSU award, as applicable, granted during the fiscal year ended January 31, 2024, computed in accordance with the provisions of Topic 718. The assumptions used in calculating the grant date fair value of the equity awards reported in these columns are set forth in Note 2 and Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024. The amounts for the PRSUs granted in fiscal year 2024 included within the total amount in this column reflect the grant date fair value based upon the probable outcome of the performance conditions (as described under “Compensation Discussion and Analysis – Fiscal Year 2024 Executive Compensation Program”) as of the grant date.
(4)25% of the shares underlying the RSU award vested on March 15, 2024, and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(5)6.25% of the shares underlying the RSU award vested on June 15, 2023, and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.

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OUTSTANDING EQUITY AWARDS AT JANUARY 31, 2024
The following table presents certain information about outstanding equity awards granted to our named executive officers that remained outstanding as of January 31, 2024. These equity awards are subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”

	OPTION AWARDS					STOCK AWARDS

NAME	GRANT DATE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)

Frank Slootman	5/29/2019	10,895,364(3)	—	8.88	5/28/2029
	5/29/2019	41,291(3)	—	8.88	5/28/2029
	3/9/2022	61,319(4)	72,469(4)	207.56	3/8/2032
						3/9/2022	24,931(5)	4,877,501
						3/15/2023	93,969(6)	18,384,095
						3/15/2023	58,212(7)	11,388,596
Michael P. Scarpelli	8/27/2019	2,019,299(3)	—	8.88	8/26/2029
	3/9/2022	31,885(8)	37,684(8)	207.56	3/8/2032
						3/9/2022	12,964(5)	2,536,277
						3/15/2023	46,272(6)	9,052,654
						3/15/2023	42,997(7)	8,411,933
Christopher W. Degnan	9/19/2018	75,595(3)	—	3.74	9/18/2028
	12/11/2019	293,602(3)	—	13.48	12/10/2029
	3/9/2022	29,433(9)	34,785(9)	207.56	3/8/2032
						3/9/2022	11,967(5)	2,341,224
						3/15/2023	42,713(6)	8,356,371
						3/15/2023	32,249(10)	6,309,194
Christian Kleinerman	3/9/2022	24,527(11)	28,988(11)	207.56	3/8/2032
						3/9/2022	9,972(5)	1,950,922
						3/15/2023	49,832(6)	9,749,132
						3/15/2023	46,305(7)	9,059,110
Grzegorz Czajkowski	8/27/2019	733,739(12)	125,000(12)	8.88	8/26/2029
	3/9/2022	24,527(13)	28,988(13)	207.56	3/8/2032
						3/9/2022	9,972(5)	1,950,922
						3/15/2023	35,594(6)	6,963,610
						3/15/2023	26,874(10)	5,257,629
(1)All equity awards listed in this table that were granted prior to our IPO were granted pursuant to our 2012 Equity Incentive Plan (2012 Plan), and all other equity awards listed in this table were granted pursuant to our 2020 Plan.
(2)The market value of shares or units of stock that have not yet vested is based on the closing price of our common stock on January 31, 2024, which was $195.64 per share.

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(3)The stock option is fully vested.
(4)The shares underlying the option vest in equal monthly installments over 48 months starting on April 8, 2022, subject to Mr. Slootman’s continuous service through each such vesting date.
(5)6.25% of the shares underlying the RSU award vested on June 8, 2022, and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(6)Represents the number of shares that became eligible to vest under the applicable PRSU award upon the completion of the one-year performance period ended January 31, 2024 based on the actual achievement with respect to the performance metrics for such period as described in the section titled “Compensation Discussion and Analysis – Fiscal Year 2024 Executive Compensation Program”. 25% of the shares underlying such PRSU award vested on March 15, 2024 and the remainder vests in equal quarterly installments, subject to the named executive officer’s continuous service through each vesting date.
(7)25% of the shares underlying the RSU award vested on March 15, 2024, and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(8)The shares underlying the option vest in equal monthly installments over 48 months starting on April 8, 2022, subject to Mr. Scarpelli’s continuous service through each such vesting date.
(9)The shares underlying the option vest in equal monthly installments over 48 months starting on April 8, 2022, subject to Mr. Degnan’s continuous service through each such vesting date.
(10)6.25% of the shares underlying the RSU award vested on June 15, 2023, and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(11)The shares underlying the option vest in equal monthly installments over 48 months starting on April 8, 2022, subject to Mr. Kleinerman’s continuous service through each such vesting date.
(12)The shares underlying the option vest over five years with 20% vesting on June 17, 2020 and the remaining shares vesting in 48 equal monthly installments starting on July 17, 2020, subject to Dr. Czajkowski’s continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Dr. Czajkowski’s service with us terminates.
(13)The shares underlying the option vest in equal monthly installments over 48 months starting on April 8, 2022, subject to Dr. Czajkowski’s continuous service through each such vesting date.
FISCAL YEAR 2024 OPTION EXERCISES AND STOCK VESTED
The following table presents certain information regarding any option exercises and stock vested during the fiscal year ended January 31, 2024 with respect to our named executive officers.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)

Frank Slootman	1,025,000	188,309,309	11,080	1,865,817
Michael P. Scarpelli	200,000	33,378,001	5,762	970,320
Christopher W. Degnan	127,820	25,372,540	12,760	2,265,810
Christian Kleinerman	—	—	4,432	746,327
Grzegorz Czajkowski	—	—	10,633	1,888,137
(1)The value realized on exercise is based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the applicable options, and does not represent actual amounts received by our named executive officers as a result of the option exercises.
(2)The value realized on vesting is based on the total number of shares of common stock issued to each named executive officer upon the vesting of the RSU award multiplied by the closing price of our common stock on the vesting date, and does not represent actual amounts received by our named executive officers as a result of the vesting event.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Our Severance and Change in Control Plan (CIC Plan), which was adopted in June 2020 and amended in August 2023, provides severance and change in control benefits to each of our named executive officers and certain other participants, under the conditions described below. The CIC Plan provides different benefits for three different “tiers” of employees. Our Chief Executive Officer and Chief Financial Officer are “tier 1” employees, and our other named executive officers are “tier 2” employees.
Upon termination of employment by Snowflake other than for “cause,” death, or “disability,” or upon resignation for “good reason” (each as defined in the CIC Plan) that occurs during the period beginning three months prior to a “change in control” (as defined in the CIC Plan) and ending 18 months following such change in control, tier 1 and tier 2 employees will each be entitled to receive (i) a cash payment equal to 12 months of base salary, (ii) a cash payment equal to the participant’s target annual bonus, (iii) reimbursement of the employer portion of COBRA premiums for up to 12 months for tier 1 employees and six months for tier 2 employees, and (iv) acceleration of vesting (and, if applicable, exercisability) of 100% of then-unvested equity awards held by such employee. For any equity acceleration, vesting of performance-based awards will be based on the participant’s target achievement level (or actual achievement level if the performance metrics are measurable at the time of acceleration. In addition, with respect to equity awards that were granted to a tier 1 employee before the CIC Plan was amended in August 2023, upon a “change in control," 100% of such then-unvested equity awards will accelerate and become vested (and, if applicable, exercisable).
Upon termination of employment by Snowflake other than for cause, death, or disability or upon resignation for good reason that does not occur in connection with a change in control, tier 1 and tier 2 employees will be entitled to receive (i) a cash payment equal to 12 months of base salary, and (ii) reimbursement of the employer portion of COBRA premiums for up to 12 months for tier 1 employees and six months for tier 2 employees.
Except for single trigger equity acceleration upon a change in control available with respect to certain equity awards held by tier 1 employees, all benefits upon termination of employment by Snowflake are subject to the participant signing a general release of all claims. If our named executive officers are entitled to any benefits under other arrangements that are different from the benefits under the CIC Plan, each of such officers’ benefits under the CIC Plan shall be provided only to the extent more favorable than the corresponding benefit under such other arrangement.
The following table presents quantitative estimates of the benefits that would have accrued to our named executive officers upon a qualifying termination pursuant to the CIC Plan, assuming their employment had terminated as of January 31, 2024. Actual payments and benefits could be different if such events were to occur on any other date or if any other assumptions are used to estimate potential payments and benefits.

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NAME	BENEFIT DESCRIPTION	TERMINATION WITHOUT CAUSE BY SNOWFLAKE OR FOR GOOD REASON BY EXECUTIVE NOT IN CONNECTION WITH A CHANGE IN CONTROL ($)	TERMINATION WITHOUT CAUSE BY SNOWFLAKE OR FOR GOOD REASON BY EXECUTIVE IN CONNECTION WITH A CHANGE IN CONTROL ($)	CHANGE IN CONTROL NOT IN CONNECTION WITH TERMINATION WITHOUT CAUSE BY SNOWFLAKE OR FOR GOOD REASON BY EXECUTIVE ($)

Frank Slootman	Cash severance	450,000(1)	900,000(3)	—
	Accelerated vesting of equity awards	—	34,650,192(4)	34,650,192(5)
	Continuation of health benefits	26,420(2)	26,420(2)	—
Michael P. Scarpelli	Cash severance	400,000(1)	800,000(3)	—
	Accelerated vesting of equity awards	—	20,000,864(4)	20,000,864(5)
	Continuation of health benefits	37,517(2)	37,517(2)	—
Christopher W. Degnan	Cash severance	400,000(1)	800,000(3)	—
	Accelerated vesting of equity awards	—	17,006,789(4)	—
	Continuation of health benefits	18,759(2)	18,759(2)	—
Christian Kleinerman	Cash severance	425,000(1)	600,000(3)	—
	Accelerated vesting of equity awards	—	20,759,164(4)	—
	Continuation of health benefits	18,759(2)	18,759(2)	—
Grzegorz Czajkowski	Cash severance	400,000(1)	600,000(3)	—
	Accelerated vesting of equity awards	—	37,517,161(4)	—
	Continuation of health benefits	18,759(2)	18,759(2)	—
(1)Represents the named executive officer’s base salary as in effect on January 31, 2024.
(2)Represents continuing payment for twelve months, in the case of Messrs. Slootman and Scarpelli, or six months, in the case of Messrs. Degnan, Kleinerman and Czajkowski, of the portion of the healthcare premium cost as was borne by us under the level of coverage selected by the named executive officer and in effect as of January 31, 2024.
(3)Represents the sum of (i) the named executive officer’s base salary as in effect on January 31, 2024 and (ii) the named executive officer’s target annual bonus as in effect on January 31, 2024.
(4)Represents the sum of the values as of January 31, 2024 of the additional benefit from the acceleration of vesting, if any, of RSUs, PRSUs, and stock options that would have occurred as a result of a termination without “cause” by Snowflake, or resignation by the named executive officer for “good reason,” in each case in connection with a change in control. The number of PRSUs that were deemed to accelerate as of January 31, 2024 for purposes of this table was based on the actual achievement with respect to the performance metrics for such period as described in the section titled “Compensation Discussion and Analysis – Fiscal Year 2024 Executive Compensation Program.” The value of accelerated stock options for purposes of this table was determined by subtracting the exercise price of the stock option from the closing price of our common stock on January 31, 2024, which was $195.64 per share, and multiplying the result, if a positive number (in-the-money), by the number of stock options that would have vested as a result of termination.
(5)Represents the sum of the values as of January 31, 2024 of the additional benefit from the acceleration of vesting, if any, of RSUs, PRSUs, and stock options that would have occurred as a result of a change in control not in connection with a termination without “cause” by Snowflake or resignation by the named executive officer for “good reason,” calculated as set forth in footnote (4) above.

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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of January 31, 2024. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

PLAN CATEGORY	(a) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (#)	(b) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS ($)(1)	(c) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (#)(2)

Equity plans approved by stockholders
2012 Equity Incentive Plan	27,556,553	7.96	—
2020 Equity Incentive Plan(3)	20,769,477	207.56	59,371,245
2020 Employee Stock Purchase Plan(4)	—	—	13,763,675
Equity plans not approved by stockholders	—	—	—
(1)The weighted-average exercise price excludes any outstanding RSU or PRSU awards, which have no exercise price.
(2)Stock options, RSU awards, or other stock awards granted under the 2012 Plan that are forfeited, terminated, expired, or repurchased become available for issuance under the 2020 Plan.
(3)The 2020 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on February 1st of each fiscal year for a period of up to ten years commencing on February 1, 2021 and ending on (and including) February 1, 2030, in an amount equal to 5% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year, or such lesser number of shares of common stock as determined by our board of directors prior to February 1st of a given fiscal year. Accordingly, on February 1, 2024, the number of shares of common stock available for issuance under the 2020 Plan increased by 16,708,047 shares. This increase is not reflected in the table above.
(4)Does not include future rights to purchase common stock under our ESPP, which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period. The ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on February 1st of each fiscal year for a period of up to ten years commencing on February 1, 2021 and ending on (and including) February 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year, and (ii) 8,500,000 shares of common stock, or (iii) such lesser number of shares of common stock as determined by our board of directors prior to February 1st of a given fiscal year. Accordingly, on February 1, 2024, the number of shares of common stock available for issuance under the ESPP increased by 3,341,609 shares. This increase is not reflected in the table above.

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CHIEF EXECUTIVE OFFICER
PAY RATIO
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are required to provide to our stockholders specified disclosure regarding the relationship of our Chief Executive Officer’s (CEO) annual total compensation to the annual total compensation of our median employee, referred to as “pay-ratio” disclosure.
For fiscal year 2024, the median of the annual total compensation of all of our employees (other than the CEO) was $287,561 and the annual total compensation of the CEO, as reported in the “Total” column of the “Summary Compensation Table” included in this Proxy Statement (Summary Compensation Table), was $21,225,027. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of our other employees was approximately 74 to 1.
The pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance and is based on our internal records and the methodology described below. The SEC rules provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as the SEC has explained, in considering the pay-ratio disclosure, stockholders should keep in mind that the SEC rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures. Accordingly, the pay ratio and related disclosure reported by other companies may not be comparable to the pay ratio and related disclosure provided herein.
METHODOLOGY USED TO IDENTIFY MEDIAN EMPLOYEE
We identified the employee with annual total compensation at the median of the compensation of all of our employees (median employee) by considering our employee population as of December 31, 2023 (employee population determination date). We considered all individuals, excluding our CEO, who were employed by us (including our consolidated subsidiaries) on the employee population determination date, whether employed in the United States or outside the United States, or on a full-time, part-time, seasonal, or temporary basis, including employees on a leave of absence (such group of employees, our employee population). Contractors were not included in our employee population.
Compensation for purposes of identifying the median employee included the following: (1) annual base salary, target annual bonus, and target annual commissions, each as in effect as of December 31, 2023; (2) for non-salaried employees, hourly rate as in effect as of December 31, 2023 annualized for a full year; (3) the value, based on the closing price of our common stock on the date of grant, of stock awards granted to our employee population during fiscal year 2024, which reflects all new hire and “refresh” stock awards granted to our employee population during the fiscal year; and (4) the value of option awards granted to our employee population during fiscal year 2024, calculated by multiplying the number of option shares by the exercise price. For members of the employee population who were paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect as of December 31, 2023 as provided in our system of record for compensation information. We did not make any cost-of-living adjustments for employees outside of the United States. We believe our methodology represents a consistently applied compensation measure because it strikes a balance in terms of administrative burden while consistently treating all the primary compensation components for our worldwide workforce and capturing a full year of each of such primary compensation components.
Using this approach, we determined the median employee of our employee population. After identifying the median employee based on the methodology above, we calculated the annual total compensation for such median employee for fiscal year 2024 using the same methodology we used to calculate the amount reported for our named executive officers in the “Total” column of the “Summary Compensation Table” included in this Proxy Statement.

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PAY VERSUS
PERFORMANCE
As required by Item 402(v) of Regulation S-K under the Securities Act (Item 402(v)), we are providing the following information about the relationship between executive compensation that the SEC deems to have been “actually paid” to our CEO and other named executive officers (as used in this Pay Versus Performance section, other NEOs, and together with our CEO, NEOs) and certain indicators of our performance. Item 402(v) requires the amounts included in the “compensation actually paid” columns of the table below to be calculated according to a particular formula that treats the increase or decrease in the value of outstanding equity awards as amounts “actually paid” to the NEO, regardless of whether the NEO realized any gain from such fluctuation in equity value. Given that the substantial majority of our CEO’s and other NEOs’ total compensation value consists of equity awards, changes in the fair value of vested and unvested equity awards will continue to have a significant effect on the amounts shown in the “compensation actually paid” columns of the table below.
For additional information concerning our pay-for-performance philosophy and how our executive compensation program is designed, please see the section titled “Executive Compensation—Compensation Discussion and Analysis.”

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:

FISCAL YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR CEO ($)(1)	COMPENSATION ACTUALLY PAID TO CEO ($)(2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR OTHER NEOS ($)(1)	AVERAGE COMPENSATION ACTUALLY PAID TO OTHER NEOS ($)(2)	TOTAL STOCKHOLDER RETURN ($)(3)	PEER GROUP TOTAL STOCKHOLDER RETURN ($)(4)	NET INCOME (LOSS) ($)(5) (IN THOUSANDS)	PRODUCT REVENUE ($)(6) (IN MILLIONS)

2024	21,225,027	22,370,242	12,018,712	21,438,440	77.04	180.88	(837,990)	2,667
2023	23,687,578	(494,671,832)	11,264,785	(64,047,435)	61.61	120.52	(797,526)	1,939
2022	775,196	(17,750,504)	549,231	(2,993,939)	108.65	142.95	(679,948)	1,141
2021	750,708	2,679,596,490	600,708	434,480,975	107.29	113.07	(539,102)	554
(1)The dollar amounts reported represent the total compensation reported for Frank Slootman (our former CEO and Principal Executive Officer) and the average total compensation for Michael P. Scarpelli, Christopher W. Degnan, Christian Kleinerman, and Grzegorz Czajkowski (our other NEOs for fiscal year 2024) in the Summary Compensation Table for fiscal year 2024 included in this Proxy Statement. The other NEOs included for the purposes of calculating the average amounts in each other applicable fiscal year are as follows: (i) for fiscal years 2023 and 2022, Mr. Scarpelli, Benoit Dageville, and Mr. Degnan, and (ii) for fiscal year 2021, Mr. Scarpelli and Mr. Degnan.
(2)The dollar amounts reported represent the amount of “compensation actually paid” (CAP) to Mr. Slootman and the average CAP to the other NEOs for the applicable fiscal year, as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual amounts of compensation earned, paid, or realized during the applicable fiscal year. In accordance with Item 402(v), the following adjustments were made to total compensation reported in our Summary Compensation Table to determine the CAP:

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	FISCAL YEAR 2024		FISCAL YEAR 2023		FISCAL YEAR 2022		FISCAL YEAR 2021

	CEO ($)	AVERAGE FOR OTHER NEOS ($)	CEO ($)	AVERAGE FOR OTHER NEOS ($)	CEO ($)	AVERAGE FOR OTHER NEOS ($)	CEO ($)	AVERAGE FOR OTHER NEOS ($)

Summary Compensation Table Total	21,225,027	12,018,712	23,687,578	11,264,785	775,196	549,231	750,708	600,708
ADJUSTMENTS
Deduction for the amounts reported under the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table(a)	(20,313,077)	(11,310,656)	(22,800,095)	(10,639,976)	—	—	—	—
Item 402(v) Equity Award Adjustments(b)	21,458,293	20,730,384	(495,559,315)	(64,672,244)	(18,525,700)	(3,543,170)	2,678,845,782	433,880,267
Compensation Actually Paid	22,370,242	21,438,440	(494,671,832)	(64,047,435)	(17,750,504)	(2,993,939)	2,679,596,490	434,480,975
(a) Reflects the aggregate grant date fair value for our CEO’s equity awards, and the average aggregate grant date fair value of our other NEOs’ equity awards, granted in each covered fiscal year as reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the covered fiscal year, calculated in accordance with Topic 718. Because we do not sponsor or maintain any defined benefit pension plans, no deductions related to pension value were made.
(b) Item 402(v) equity award adjustments reflect the aggregate of the following (as applicable): (i) the fiscal year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of such fiscal year; (ii) the amount of change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that remain outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date; and (iv) for equity awards granted in prior fiscal years that vest in the covered fiscal year, the amount equal to the change in fair value as of the vesting date compared to the fair value at the end of the prior fiscal year. Equity fair values are calculated in accordance with Topic 718. The valuation assumptions used to calculate these fair values were updated as of each applicable measurement date and differ from those disclosed in our audited consolidated financial statements as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date did not materially differ from the disclosure in our audited consolidated financial statements for the period in which the grant was made. The amounts deducted or added in calculating the equity award adjustments for the CEO and other NEOs are as follows:

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CEO Equity Award Adjustments:

FISCAL YEAR	FAIR VALUE AT COVERED FISCAL YEAR END OF EQUITY AWARDS GRANTED IN THE COVERED FISCAL YEAR AND UNVESTED ($)	CHANGE IN FAIR VALUE OF PRIOR FISCAL YEARS’ EQUITY AWARDS THAT ARE UNVESTED AT COVERED FISCAL YEAR END ($)	FAIR VALUE AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE COVERED FISCAL YEAR ($)	CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR FISCAL YEARS THAT VESTED IN THE COVERED FISCAL YEAR ($)	TOTAL EQUITY AWARD ADJUSTMENTS ($)

2024	29,772,691	2,938,569	—	(11,252,967)	21,458,293
2023	13,565,475	(113,264,406)	3,117,411	(398,977,795)	(495,559,315)
2022	—	(27,382,771)	—	8,857,071	(18,525,700)
2021	—	2,192,699,730	—	486,146,052	2,678,845,782
Other NEOs Average Equity Award Adjustments:

FISCAL YEAR	AVERAGE FAIR VALUE AT COVERED FISCAL YEAR END OF EQUITY AWARDS GRANTED IN THE COVERED FISCAL YEAR AND UNVESTED ($)	AVERAGE CHANGE IN FAIR VALUE OF PRIOR FISCAL YEARS’ EQUITY AWARDS THAT ARE UNVESTED AT COVERED FISCAL YEAR END ($)	AVERAGE FAIR VALUE AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE COVERED FISCAL YEAR ($)	AVERAGE CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR FISCAL YEARS THAT VESTED IN THE COVERED FISCAL YEAR ($)	TOTAL AVERAGE EQUITY AWARD ADJUSTMENTS ($)

2024	15,789,909	2,548,151	627,981	1,764,343	20,730,384
2023	6,330,551	(30,426,873)	1,454,757	(42,030,679)	(64,672,244)
2022	—	(3,731,610)	—	188,440	(3,543,170)
2021	—	358,530,261	—	75,350,006	433,880,267
(3)Represents the total stockholder return (TSR) of a $100 investment in our stock as of September 16, 2020, the date that our common stock began trading on the New York Stock Exchange, valued again on each of January 31, 2021, 2022, 2023, and 2024, assuming the reinvestment of gross dividends.
(4)Represents the TSR of the S&P 500 Information Technology Index based on a $100 investment as of September 16, 2020, valued again on each of January 31, 2021, 2022, 2023, and 2024, assuming the reinvestment of gross dividends.
(5)Represents net income (loss) as reported in our audited consolidated financial statements.
(6)We have identified product revenue as the most important financial performance measure used to link CAP to the CEO and other NEOs to our performance, as this measure is one of our key business metrics and is used to determine executive compensation, including as the key metric that determines funding under our Cash Incentive Bonus Plan.

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FINANCIAL PERFORMANCE MEASURES
Below are the most important financial performance measures used by us to link CAP to our NEOs for fiscal year 2024 to our performance:
•Product Revenue
•Total Revenue
•Non-GAAP Product Gross Margin
•Non-GAAP Operating Margin
•Non-GAAP Adjusted Free Cash Flow
•Quarter over Quarter Stable Edges Growth
ANALYSIS OF INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
As required by SEC rules, we are providing in this section a graphic analysis showing a comparison of the CAP to our NEOs and the other metrics presented in the Pay Versus Performance table: total stockholder return, net income (loss), and product revenue.
The following graph shows the relationship between the CAP to our CEO, the average CAP to our other NEOs, our cumulative total stockholder return, and the cumulative total stockholder return of our peer group for each of the periods presented in the Pay Versus Performance table.

CEO and Average NEO CAP Versus SNOW TSR and Peer Group TSR
Compensation Actually Paid ($M)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
$(500)
$(1,000)
Value of $100 Investment from 9/16/2020
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$2,679.60
$434.48
-$17.75
-$2.99
-$494.67
-$64.05
$22.37
$21.44
2021
2022
2023
2024
Fiscal Year
CEO CAP
Average Non-CEO NEO CAP
SNOW TSR
S&P 500 Information Technology Index TSR

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The following graph shows the relationship between the CAP to our CEO, the average CAP to our other NEOs, and our annual product revenue for each of the periods presented in the Pay Versus Performance table.

CEO and Average NEO CAP Versus Product Revenue
Compensation Actually Paid ($M)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
$(500)
$(1,000)
Product Revenue ($M)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
-$500
-$1,000
-$1,500
-$2,000
$2,679.60
$434.48
-$17.75
-$2.99
-$494.67
-$64.05
$22.37
$21.44
2021
2022
2023
2024
Fiscal Year
CEO CAP
Average Non-CEO NEO CAP
Product Revenue

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The following graph shows the relationship between the CAP to our CEO, the average CAP to our other NEOs, and our annual net income (loss) for each of the periods presented in the Pay Versus Performance table.

CEO and Average NEO CAP Versus Net Loss
Compensation Actually Paid ($M)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
$(500)
$(1,000)
Net Income ($M)
-$400
-$500
-$600
-$700
-$800
-$900
-$1,000
-$1,100
-$1,200
-$1,300
-$1,400
$2,680
$434.48
-$17.75
-$2.99
-$494.67
-$64.05
$22.37
$21.44
2021
2022
2023
2024
Fiscal Year
CEO CAP
Average Non-CEO NEO CAP
Net Income (Loss)

All of the information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the company specifically incorporates such information by reference.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table presents certain information regarding the ownership of our common stock as of April 30, 2024 by:
•each named executive officer;
•each of our directors and nominees;
•our directors and executive officers as a group; and
•each person or entity known by us to own beneficially more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 334,995,223 shares of common stock outstanding as of April 30, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares such person has the right to acquire within 60 days of the date of this table. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

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Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Snowflake Inc. Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715.

NAME	SHARES OF COMMON STOCK BENEFICIALLY OWNED (#)	PERCENTAGE OF SHARES BENEFICIALLY OWNED (%)

NAMED EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES
Frank Slootman(1)	11,687,797	3.4
Michael P. Scarpelli(2)	2,954,975	*
Benoit Dageville(3)	6,264,843	1.9
Christopher W. Degnan(4)	1,119,885	*
Christian Kleinerman(5)	938,591	*
Grzegorz Czajkowski(6)	917,168	*
Teresa Briggs(7)	31,108	*
Stephen B. Burke(8)	5,940	*
Jeremy Burton(9)	39,920	*
Mark S. Garrett(10)	691,451	*
Kelly A. Kramer(11)	53,441	*
Mark D. McLaughlin(12)	7,215	*
Sridhar Ramaswamy(13)	143,891	*
Michael L. Speiser(14)	2,362,768	*
Jayshree V. Ullal(15)	53,441	*
All directors and current executive officers as a group (15 persons)(16)	27,272,434	7.8
5% STOCKHOLDER(S)
The Vanguard Group(17)	20,988,690	6.3
* Less than one percent.
(1)Consists of (i) 97,000 shares of common stock held by Mr. Slootman, (ii) 335,146 shares of common stock held by the Slootman Living Trust, for which Mr. Slootman is a trustee, (iii) 83,014 shares of common stock held by the Slootman Family Foundation, for which Mr. Slootman is a trustee but with respect to which Mr. Slootman has no pecuniary interest, (iv) 16,300 shares of common stock held by the Slootman’s Grandchildren’s Trust, for which Mr. Slootman is a trustee, (v) 432,146 shares of common stock held by the Slootman 2023 Grantor Retained Annuity Trust, for

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which Mr. Slootman is a beneficiary, (vi) 6,408 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU awards granted to Mr. Slootman, (vii) 5,873 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of PRSU awards granted to Mr. Slootman, and (viii) 10,711,910 shares of common stock subject to stock options held by Mr. Slootman that are exercisable within 60 days of the date of this table.
(2)Consists of (i) 96,037 shares of common stock held by Mr. Scarpelli, (ii) 560,493 shares of common stock held by the Michael P. Scarpelli 2019 Grantor Retained Annuity Trust, for which Mr. Scarpelli is a beneficiary, (iii) 137,515 shares of common stock held by the Scarpelli Family Trust, for which Mr. Scarpelli is a trustee, (iv) 17,617 shares of common stock held by the 2020 Fintail Irrevocable GST Exempt Trust f/b/o Child 1, (v) 17,617 shares of common stock held by the 2020 Fintail Irrevocable GST Exempt Trust f/b/o Child 2, (vi) 17,617 shares of common stock held by the 2020 Fintail Irrevocable GST Exempt Trust f/b/o Child 3, (vii) 2,755 shares of common stock held by the 2020 Fintail Irrevocable Non-Exempt Trust f/b/o Child 1, (viii) 2,755 shares of common stock held by the 2020 Fintail Irrevocable Non-Exempt Trust f/b/o Child 2, (ix) 2,755 shares of common stock held by the 2020 Fintail Irrevocable Non-Exempt Trust f/b/o Child 3, (x) 34,364 shares of common stock held by Mr. Scarpelli’s spouse, (xi) 4,127 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU awards granted to Mr. Scarpelli, (xii) 2,892 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of PRSU awards granted to Mr. Scarpelli, and (xiii) 2,058,431 shares of common stock subject to stock options held by Mr. Scarpelli that are exercisable within 60 days of the date of this table.
(3)Consists of (i) 4,949,205 shares of common stock held by The Snow Trust UTA, for which Dr. Dageville is a trustee, (ii) 3,537 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU awards granted to Dr. Dageville, (iii) 2,002 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of PRSU awards granted to Dr. Dageville, and (iv) 1,310,099 shares of common stock subject to stock options held by Dr. Dageville that are exercisable within 60 days of the date of this table.
(4)Consists of (i) 259,009 shares of common stock held by Mr. Degnan, (ii) 340,152 shares of common stock held by the Degnan Family Trust, for which Mr. Degnan is a trustee, (iii) 120,000 shares of common stock held by the Degnan Family Gift Trust, for which Mr. Degnan’s immediate family are beneficiaries, (iv) 5,518 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU awards granted to Mr. Degnan, (v) 2,669 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of PRSU awards granted to Mr. Degnan, and (vi) 392,537 shares of common stock subject to stock options held by Mr. Degnan that are exercisable within 60 days of the date of this table.
(5)Consists of (i) 665,790 shares of common stock held by Mr. Kleinerman, (ii) 58,568 shares of common stock held by the Kleinerman 2020 Dynasty LLC, for which Mr. Kleinerman is the manager and Mr. Kleinerman’s immediate family are beneficiaries, (iii) 100,000 shares of common stock held by the Christian Kleinerman 2023 Grantor Retained Annuity Trust, for which Mr. Kleinerman is a beneficiary, (iv) 75,307 shares of common stock held by the Christian Kleinerman 2022 Grantor Retained Annuity Trust, for which Mr. Kleinerman is a beneficiary, (v) 5,710 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU awards granted to Mr. Kleinerman, (vi) 3,114 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of PRSU awards granted to Mr. Kleinerman, and (vii) 30,102 shares of common stock subject to stock options held by Mr. Kleinerman that are exercisable within 60 days of the date of this table.
(6)Consists of (i) 21,220 shares of common stock held by Dr. Czajkowski, (ii) 4,883 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU awards granted to Dr. Czajkowski, (iii) 2,224 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of PRSU awards granted to Dr. Czajkowski, and (iv) 888,841 shares of common stock subject to stock options held by Dr. Czajkowski that are exercisable within 60 days of the date of this table.
(7)Consists of (i) 1,108 shares of common stock held by Ms. Briggs, and (ii) 30,000 shares of common stock subject to a stock option held by Ms. Briggs that is exercisable within 60 days of the date of this table.
(8)Consists of (i) 4,037 shares of common stock held by Mr. Burke and his spouse, and (ii) 1,903 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU awards granted to Mr. Burke.
(9)Consists of (i) 3,461 shares of common stock held by Mr. Burton, and (ii) 36,459 shares of common stock subject to a stock option held by Mr. Burton that is exercisable within 60 days of the date of this table.
(10)Consists of (i) 3,441 shares of common stock held by Mr. Garrett, (ii) 121,010 shares of common stock held by the Garrett Family Investment Partnership, LP, for which Mr. Garrett is the general partner, and (iii) 567,000 shares of common stock subject to a stock option held by Mr. Garrett that is exercisable within 60 days of the date of this table.
(11)Consists of (i) 3,441 shares of common stock held by Ms. Kramer, and (ii) 50,000 shares of common stock subject to a stock option held by Ms. Kramer that is exercisable within 60 days of the date of this table.
(12)Consists of (i) 7,136 shares of common stock held by Mr. McLaughlin, and (ii) 79 shares of common stock held by the McLaughlin Revocable Trust, for which Mr. McLaughlin is a trustee and a beneficiary.
(13)Consists of (i) 31,098 shares of common stock held by Mr. Ramaswamy, (ii) 31,542 shares of common stock held by the Ramaswamy Trust, for which Mr. Ramaswamy is a trustee, (iii) 17,258 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU awards granted to Mr. Ramaswamy, and (iv) 63,993 shares of common stock subject to stock options held by Mr. Ramaswamy that are exercisable within 60 days of the date of this table.
(14)Consists of (i) 22,791 shares of common stock held by Mr. Speiser, (ii) 1,717,289 shares of common stock held by trusts, for which Mr. Speiser is a trustee, and (iii) 622,688 shares of common stock held by Chatter Peak Partners, L.P., for which Mr. Speiser is a trustee of a trust which is the general partner.
(15)Consists of (i) 3,441 shares of common stock held by Ms. Ullal and (ii) 50,000 shares of common stock subject to a stock option held by Ms. Ullal that is exercisable within 60 days of the date of this table.

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(16)Consists of (i) 11,014,944 shares of common stock held directly or indirectly by all current executive officers and directors as a group, (ii) 49,344 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU awards, (iii) 18,774 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of PRSU awards, and (iv) 16,189,372 shares of common stock subject to stock options that are exercisable within 60 days of the date of this table.
(17)Based solely on a report on Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group has shared voting power of 224,829 shares of common stock, sole dispositive power over 20,276,989 shares of common stock and shared dispositive power over 711,701 shares of common stock. The Schedule 13G/A contained information as of December 29, 2023 and may not reflect current holdings of common stock. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act (Section 16(a)) requires our directors and officers (as defined under Section 16(a)), and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended January 31, 2024 we believe that our directors, officers and persons who beneficially own 10% of a registered class of our equity securities timely filed all reports required under Section 16(a), except that, due to administrative errors: (i) Mr. Burke’s Form 3 was amended to correct the number of shares of common stock directly held by him and (ii) one Form 4 for Dr. Dageville was filed late to report a gift.

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TRANSACTIONS WITH
RELATED PERSONS
The following is a description of transactions since the beginning of our last fiscal year and each currently proposed transaction in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our common stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
RELATIONSHIP WITH OBSERVE, INC.
Mr. Burton, a member of our board of directors, is currently the Chief Executive Officer of Observe, Inc. Observe has been our customer since 2018. Our current customer agreement with Observe was entered into in January 2024 and provides for Observe to make payments to us of $22.5 million during a 24-month period. Pursuant to our customer agreements with Observe, Observe made payments to us of approximately $5 million for fiscal year 2024. Our customer agreements with Observe are negotiated in the ordinary course of business on terms that are comparable to the terms available to an unrelated third party.
In March 2024, we participated in the Series B Preferred Stock financing of Observe with a cash investment of approximately $5.0 million.
RELATIONSHIPS WITH CTP AVIATION
Frank Slootman, our former Chief Executive Officer and current Chairman, and Michael P. Scarpelli, our Chief Financial Officer, each own aircraft that is used in a pool of aircraft by CTP Aviation, a charter aircraft company, pursuant to a lease-back arrangement. We book charter aircraft for business travel services for Mr. Slootman, Mr. Scarpelli, and other directors and employees through CTP Aviation, and each of Mr. Slootman’s and Mr. Scarpelli’s planes is used for business trips chartered by us. As part of these arrangements, when, from time to time, Mr. Slootman’s or Mr. Scarpelli’s plane is used by CTP Aviation (including any travel booked by us), as the aircraft owner, Mr. Slootman or Mr. Scarpelli, as applicable, receives from CTP Aviation substantially all of the charter charges, net of any charter fee retained by CTP Aviation and related aircraft operating expenses.
We paid CTP Aviation (i) $938,338 for business travel on Mr. Slootman’s aircraft that occurred during fiscal year 2024 and (ii) $136,580 for business travel on Mr. Scarpelli’s plane that occurred during fiscal year 2024.
RELATIONSHIP WITH WORKDAY, INC.
Carl M. Eschenbach was a member of our board of directors until he resigned on April 5, 2023. He was appointed the Co-Chief Executive Officer of Workday, Inc. on December 14, 2022 and became the sole Chief Executive Officer on February 1, 2024. Our current customer agreement with Workday was entered into in January 2024 and provides for Workday to make payments to us of approximately $2.8 million over a 36-month period. Pursuant to our customer agreements with Workday, Workday made payments to us of approximately $2.2 million during fiscal year 2024. Our current vendor agreements with Workday were entered into in January 2024 and provide for us to make payments to Workday of approximately $10.6 million over a three-year period. Pursuant to our vendor agreements with Workday, we made payments to Workday of approximately $2 million during fiscal year 2024. Our agreements with Workday are negotiated in the ordinary course of business on terms that are comparable to the terms available to an unrelated third party.
ADVISOR RELATIONSHIP WITH CARL M. ESCHENBACH
Effective upon his resignation as a member of our board of directors, we entered into advisor agreement with Mr. Eschenbach pursuant to which he provides advisory services to management, our board of directors, and any committees thereof. In connection

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with his role as an advisor, (i) Mr. Eschenbach’s RSU awards outstanding at the time he resigned from our Board continued to vest and (ii) he received an additional RSU award for 534 shares of our common stock. All of Mr. Eschenbach’s RSU awards have fully vested.
INDEMNIFICATION AGREEMENTS
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by our board of directors or its designee. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.
POLICIES AND PROCEDURES FOR TRANSACTIONS WITH RELATED PERSONS
We have adopted a written Related Party Transactions Policy, which sets forth the procedures for our board of directors or our audit committee to identify, review, consider, and pre-approve, approve, or ratify any transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect material interest. In approving or rejecting any such transaction, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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HOUSEHOLDING OF
PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokerage firms) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokerage firms with account holders who are our stockholders will likely be “householding” our proxy materials. A single copy of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your brokerage firm that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify us that you wish to receive separate copies of the materials. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the Notice of Internet Availability of Proxy Materials or other Annual Meeting Materials, please notify your brokerage firm or us. Direct your written request to us at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715, Attention: Secretary, via email at IR@snowflake.com, or call (844) 766-9355, and we will promptly deliver a separate copy of the materials to you. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokerage firm.

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OTHER
MATTERS
FORWARD-LOOKING STATEMENTS
This document contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical fact included in this document are forward-looking statements, including statements about our board of directors, corporate governance practices, executive compensation program and equity compensation utilization. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this document. Such risks, uncertainties and other factors include those identified in the 2024 Annual Report and other subsequent documents we file with the SEC. Snowflake expressly disclaims any obligation to update or alter any forward-looking statements whether as a result of new information, future events or otherwise, except as required by any applicable law or regulations.
WEBSITE REFERENCES
Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this document.
OTHER BUSINESS
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.
May 22, 2024

We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at www.investors.snowflake.com. A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, including the financial statements and financial statement schedules, is also available without charge upon written request to us via email at IR@snowflake.com.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on July 2, 2024:
The Notice of Annual Meeting, Proxy Statement, and 2024 Annual Report are available at www.proxyvote.com.

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APPENDIX A
STATEMENT REGARDING USE OF
NON-GAAP FINANCIAL MEASURES
This proxy statement includes the following non-GAAP financial measure, which should be viewed as an addition to, and not a substitute for or superior to, financial measures calculated in accordance with GAAP.
•Non-GAAP Free Cash Flow. Free cash flow is defined as net cash provided by operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Cash outflows for employee payroll tax items related to the net share settlement of equity awards are included in cash flow for financing activities and, as a result, do not have an effect on the calculation of free cash flow. We believe this measure provides useful supplemental information to investors because it is an indicator of the strength and performance of our core business operations.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our presentation of non‑GAAP financial measures may not be comparable to similar measures used by other companies. We encourage stockholders to carefully consider our results under GAAP, as well as our supplemental non‑GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the table below for the reconciliation of GAAP and non‑GAAP results.
GAAP to Non-GAAP Reconciliation
(in millions)

	Fiscal Year Ended January 31,

	2024	2023

Free cash flow:
GAAP net cash provided by operating activities	$848	$546
Less: purchases of property and equipment	(35)	(25)
Less: capitalized internal-use software development costs	(34)	(24)
Non-GAAP free cash flow	$779	$497

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SNOWFLAKE INC.
106 EAST BABCOCK STREET, SUITE 3A
BOZEMAN, MT 59715

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 1, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNOW2024**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 1, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the environmental impact and the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V52077-P11943 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SNOWFLAKE INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of Class I Directors for terms expiring in 2027.

Nominees:	**For**	**Withhold**
1a. Benoit Dageville	☐	☐
1b. Mark S. Garrett	☐	☐
1c. Jayshree V. Ullal	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025.	☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:	**For**	**Against**	**Abstain**
4. To consider and vote on, if properly presented at the meeting, a non-binding stockholder proposal requesting the declassification of our board of directors.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V52078-P11943

SNOWFLAKE INC.
Annual Meeting of Stockholders
July 2, 2024 10:00 AM, Mountain Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Sridhar Ramaswamy and Michael P. Scarpelli, or either of them, as proxies and attorneys-in-fact, each with the power to act without the other and the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of Snowflake Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Mountain Time on July 2, 2024, virtually via live webcast at www.virtualshareholdermeeting.com/SNOW2024, and any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

Continued and to be signed on reverse side